U. S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

———————

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

———————

      INSYNERGY PRODUCTS, INC

(Exact name of registrant as specified in its charter)

Nevada	7331	27-1781753
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4705 Laurel Canyon Blvd.

Suite 205

Studio City, CA 91604

(818)760-1644

With Copies to:

Karen A. Batcher, Esq.

Synergen Law Group, APC

819 Anchorage Place, Suite 28

Chula Vista, CA 91914

(619) 475-7882

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

———————

Agent for Service: Camille Traino, 417 Lucy Street, Suite 100, Henderson, NV 89015 (702)449-4497

i

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Approximate Date of Commencement of Proposed Sale to the Public: from time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration

statement for the same offering.   [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [ ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting Company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer (Do not check if a smaller reporting Company)	[ ]	Smaller reporting Company	[X]

ii

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

EXPLANATORY NOTE

This post-effective amendment relates to our registration on Form S-1 (Registration No. 333-179262) which was declared effective by the Securities and Exchange Commission on June 8, 2012 (the "Registration Statement").  The Registration Statement registered 2,117,940 shares of our common stock on behalf of selling shareholders.

We are filing this post-effective amendment to our registration statement pursuant to the undertakings in Item 17 of the Registration Statement to (i) include the information contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013, that was filed with the SEC on March 28, 2014 and Quarterly Report on form 10-Q for the period ending September 30, 2014 that was filed with the SEC on November 14, 2014; and (ii) update certain other information in the Registration Statement.

No additional securities are being registered under this Post-Effective Amendment No. 2.  All applicable registration fees were paid at the time of the original filing of the Registration Statement.

iii

SUBJECT TO COMPLETION

DATED DECEMBER 12, 2014

PROSPECTUS

INSYNERGY PRODUCTS, INC. (formerly INSYNERGY, INC.)

2,082,940 Shares of Common Stock

This prospectus (the “Prospectus”) relates to the sale of shares of 2,0 82,940 our common stock, par value of $00.001, by certain individuals and entities who beneficially own shares of our common stock. The prices at which the selling stockholders may sell their shares will be determined by the prevailing market price for the shares or in privately negotiated transactions.  The selling stockholders reserve the right to accept or reject, in whole or in part, any proposed purchase of their Shares.

Our common stock is quoted on the market known as “OTCQB,” which is maintained by OTC Markets, Inc. under the symbol “ISYG.”  The closing price of our common stock on the OTCQB on December 8, 2014, was $3.39 per share.

There is no minimum purchase requirement for prospective Shareholders. We are paying the expenses of, but are not receiving any proceeds from, this Offering.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 4 TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OF ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

The date of this Prospectus is December 12, 2014

TABLE OF CONTENTS

GENERAL

3

PROSPECTUS SUMMARY

3

ABOUT THIS OFFERING

4

RISK FACTORS

5

FORWARD LOOKING STATEMENTS

9

USE OF PROCEEDS

9

DETERMINATION OF OFFERING PRICE

9

SELLING SHAREHOLDERS

10

PLAN OF DISTRIBUTION

12

LEGAL PROCEEDINGS

13

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

13

SECURITY OWNERSHIP OF CERTIAN BENEFICIAL OWNERS AND MANAGEMENT

14

DESCRIPTION OF SECURITIES TO BE REGISTERED

16

INTERESTS OF NAMED EXPERTS AND COUNCIL

17

DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

17

EXPERTS

17

VALIDITY OF SECURITIES

17

DESCRIPTION OF BUSINESS

18

NOTE REGARDING FORWARD-LOOKING STATEMENTS

25

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULT OF OPERATIONS

26

DESCRIPTION OF PROPERTY

29

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

30

EXECUTIVE COMPENSATION

30

COMPENSATION OF DIRECTORS

32

FINANCIAL STATEMENTS

33

GENERAL

As used in this Prospectus, references to “the Company,” “INSYNERGY” “we,” “our,” “ours” and “us” refer to INSYNERGY PRODUCTS, INC. (formerly INSYNERGY, INC.) unless otherwise indicated.  In addition, any references to our “financial statements” are to our consolidated financial statements except as the context otherwise requires.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the common stock. You should carefully read the entire Prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision.

Company management has determined that it is in the best interests of the Company to become a reporting company under the Securities And Exchange Act of 1934, and endeavor to establish a public trading market for the Company common stock, because management believes: (i) it will increase the Company’s profile as an active company in the Direct Response Marketing Market, giving it greater identity and recognition which will help in conducting its business: (ii) it will make it easier for the Company to obtain terms from vendors and negotiate licenses for products it selects to market; (iii) it will make it easier for the Company to attract additional equity capital, which the Company needs in order to further implement its business plan; and (iv) it will give existing shareholders who funded the Company on a private basis in the past, the opportunity to exit a part or all of their investment in the Company and diversify their investments.

This offering will not raise additional capital for the Company since only the shares of selling shareholders are being registered.  The Company will have to locate approximately one million dollars in additional capital over the next 12 months in order to fully pursue its business plan and there is no assurance it will be successful in doing so.  Being a public company entails significant additional expense which the Company will have to fund.  A market for the Company’s common stock and one may never develop, and if a public market is created, it is likely the Company’s common stock will be traded as a penny stock.  As a result, prospective investors are cautioned to carefully read the risk factors set forth herein prior to making an investment decision.

Corporate Background and Our Business

Insynergy Products, Inc. (formerly Insynergy, Inc.) (the "Company") was incorporated in the State of Nevada on January 26, 2010 to engage in Direct Response retail marketing and sale of  consumer products through Television and the Internet, followed up for successful products with more traditional distribution and sale of such products through traditional retail outlets, once a brand for the product has been established.

Our current headquarters are located at 4705 Laurel Canyon Blvd., Suite 205, Studio City, CA 91607.  Our website is located at www.insynergyproducts.com. Our telephone number is (818)760-1644.

Going Concern

Our financial statements have been prepared assuming we will continue as a going concern. The Company has experienced a loss from operations during its development stage as a result of its investment necessary to achieve its operating plan.

The Company's ability to continue as a going concern is contingent upon its ability to obtain additional capital to achieve its goals, and ultimately, to attain profitable operations.  Management has been able, thus far, to finance the losses of the business through private placements of its common stock and the private issuance of debt, but future sources for additional capital are uncertain at this date.  We project that the Company will need over the next 12 months one million dollars in “additional working capital to meet short term liquidity requirements.   See Risk Factors and Business herein.

ABOUT THIS OFFERING

Common Stock outstanding prior to the offering:	23,379,893
Common stock to be sold by the selling stockholders:	2,082,940 shares
Common Stock to be outstanding after the offering	23,379,893
Use of proceeds:	We will not receive any proceeds from the sale of the common stock hereunder.
Trading Symbol:	ISYG
Offering Price Per Share:	Prevailing market prices on the OTCQB or at prices privately negotiated by our Selling Shareholders.

RISK FACTORS

Emerging Growth Company Status

We are an “emerging growth company”, as defined in the JOBS Act, and we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligation regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.  We have not made a decision whether to take advantage of any or all of these exemptions.  If we do take advantage of any of these exemptions, we do not know if some investors will find our common stock less attractive as a result.  The result may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.  In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  However, we are choosing to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

We could remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12B-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Investment in Our Shares Is Speculative

The shares of our common stock being offered for resale by the selling security holder are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of our common stock could decline and you may lose all or part of your investment.

We Are Dependent Upon External Financing to Fund Our Ongoing Operations and Implement Our Business Plan

Currently, we are dependent upon external financing to fund our operations.  We project that the Company will need over the next 12 months approximately $1,000,000 in “additional working capital to meet short term liquidity requirements.  Of this sum, approximately $50,000 is estimated to be required to fund our public reporting requirements. It is imperative that we obtain this external financing to finance ongoing operations. We currently do not have commitments from third parties for additional capital. We cannot be certain that any such financing will be available, or available on commercially reasonable terms.

Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on our financial performance, results of operations and stock price and require us to curtail or cease operations, sell off our assets, and/or perhaps seek protection from our creditors through bankruptcy proceedings.

Furthermore, additional equity financing, if obtained, may be dilutive to the holders of our common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, which may require that we relinquish valuable rights.

No Assurance Company Will Be Successful and Ultimately Operate Profitably

The Company is currently operating at a loss, and there is no assurance that the plans and strategies of the Company will be successful, or that the Company will be able to operate profitably. If we cannot operate profitably, you could lose your entire investment. We may not generate sufficient revenues in the next twelve months to become profitable and therefore will have to rely solely on the cash we raise from the private sale of debt or equity securities.  Our ability to privately sell our securities is uncertain, as are the future terms upon which they might be sold.

The Products We Select For Direct Response Marketing May Not Receive Favorable Market Response, or the Product Campaign May Fair For Other Reasons

Some of our future Direct Response Marketing Campaigns will no doubt fail.  Direct Response Marketing products can fail due to many reasons, including no perceived need for the product, other competing products provide better solutions or are better priced, the product price is too high, the infomercial is unconvincing, the wrong time slot or market segment is selected for broadcast, and  for a variety of other reasons.  Larger trends, such as a recessionary economy, less discretionary purchasing power in the hands of consumers, more restrictive credit and higher rates on credit cards, also can discourage sales and cause a campaign to fail.  Operational issues can also cause a campaign to fail, such as too low a price markup, poor quality resulting in high returns; a lack of sufficient capital to purchase sufficient inventory, or failure by subcontractors to properly carry out their responsibilities for manufacturer, order taking, and fulfillment.

Lack of Market acceptance for a product is a particularly significant risk in our business.  We will no doubt have some failures which will result in loss, and some products will likely only break even, doing little more then return the costs expended to undertake product production and to pay for the campaign  itself.  It is up to management to select, test, and carefully place infomercials for those Products which in management’s opinion have a good chance of being successful and generating significant revenues and profits in the Market place.  There is no assurance that management will be successful in these efforts to the required degree so that the Company becomes profitable.

Going Concern Opinion

We have been the subject of a going concern opinion by our independent auditors who have raised substantial doubt as to our ability to continue as a going concern.

Our financial statements have been prepared assuming we will continue as a going concern. The Company has experienced a loss from operations during its development stage as a result of its investment necessary to implement its business plan and conduct startup operations    As reflected in the accompanying financial statements, the Company has an accumulated deficit of $5,484,814 as of September 30, 2014 and had a net loss of $791,709 for the nine months ended September 30, 2014.

The Company's ability to continue as a going concern is contingent upon its ability to attain profitable operations by securing additional capital and implementing its overall plan.  In addition, the Company's ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which the Company operates.  The Company’s financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern. The above factors, among others, raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustment that might result from the outcome of this uncertainty. Assurances cannot be given that adequate financing can be obtained to meet our capital needs, which we estimate at approximately $1,000,000 over the next 12 months, or can be obtained on commercially reasonable terms.  If we are unable to generate profits and unable to obtain future financing to meet our working capital requirements, we will have to curtail our business sharply or cease operations altogether. Ultimately, our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our continuing obligations on a timely basis.

No Significant Operating History Makes Our Company Difficult To Evaluate

The Company is deemed to have exited the development stage at December 31, 2012 as it has begun planned principle operations.  Our business and prospects are difficult to valuate because we have minimal operating history.  An investment in us should be considered a high-risk investment where you could lose your entire investment.

We Face Intense Competition from Competitors with More Experience, Long Track Records, Larger Staffs, and Better Funding

We will face intense competition in our industry from other established Companies once we begin product campaigns.   We will compete to obtain licenses for products, for air time, and for the attention of the consumer and the consumer’s discretionary dollar spent in this market.     Many of our competitors have significantly greater financial, technological, marketing and distribution resources than we do. Their greater capabilities in these areas enable them to better withstand periodic  product campaign failures, and more general downturns in the industry, compete more effectively on the basis of price and production and more quickly develop or locate and license new products. In addition, new companies may enter the markets in which we expect to compete, further increasing competition in our industry.

Our Product Liability Insurance May Not Be Sufficient To Cover Claims

We intend to carry product liability insurance in such amounts as management deems appropriate, but there is no assurance that such insurance will be sufficient to cover claims if one of our products does not perform as described and causes damage.  The Company could in the future become liable for substantial claims which in the aggregate materially exceed the limits of the Company product liability insurance, with that result that the Company suffers substantial losses, with a resulting loss in value of our stock.

We Could Fail To Retain One or Both of Our Two Principle Officers, Which Could Be Detrimental To Our Operations

Our success largely depends on the efforts and abilities of our Chief Executive Officer Sanford Lang, and our Chief Operating Officer, Martin Goldrod.  We have employment agreements with Messrs Lang and Goldrod, but we do not carry key man insurance on their lives. The loss of either ones services could materially harm our business because of the cost and time necessary to find a successor.

Our Two Principle Executive Officers In The Aggregate Own 38.42% of Our Outstanding Common Stock and Control the Company

Our two Principle Executive Officers, Sanford Lang and Martin Goldrod, in the aggregate own or control 38.42% of our outstanding common stock, and this percentage will not change as a result of sales of shares by selling shareholders pursuant to this registration statement.  As a result of this control, they effectively control the election of a majority of our Board of Directors, and have the ability to unilaterally block mergers, acquisitions and/or other corporate transactions which require the consent of a majority in capital interest of our shareholders.

Trading of Our Stock May Be Restricted by the Securities Exchange Commission’s Penny Stock Regulations, Which May Limit a Stockholder’s Ability to Buy and Sell Our Stock

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth exclusive of home in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

As A Public Company, We Are Required To Meet Periodic Reporting Requirements Under Sec Rules And Regulations. Complying With Federal Securities Laws As A Public Company Is Expensive And We Will Incur Significant Time And Expense Enhancing, Documenting, Testing And Certifying Our Internal Control Over Financial Reporting

We are required to file periodic reports containing our financial statements within a specified time following the completion of each quarterly and annual period, which comply with SEC rules and regulations, including audited financial statements.   We may experience difficulty in meeting these SEC’s reporting requirements. Any failure by us to file compliant periodic reports with the SEC in a timely manner could harm our reputation and reduce the trading price of our common stock.

As a public company we will incur significant legal, accounting, insurance and other expenses. Compliance with the Sarbanes-Oxley Act of 2002, and with other SEC rules, will increase our legal and financial compliance costs and make some activities more time-consuming and costly. We cannot predict or estimate with precision the amount of additional costs we may incur or the timing of such costs.

Furthermore, because we are a public company, SEC rules require that our chief executive officer and chief financial officer periodically certify the existence and effectiveness of our internal control over financial reporting.

Currently, we are an emerging growth company, and, therefore, do not have to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act for up to five years.

Beginning with our Annual Report on Form 10-K for our fiscal year ending December 31, 2013, if we are no longer considered an emerging growth company, our independent registered public accounting firm will be required to comply with these Section 404 requirements. This process generally requires significant documentation of policies, procedures and systems, review of that documentation by our internal accounting staff and our outside auditors and testing of our internal control over financial reporting by our internal accounting staff and our outside independent registered public accounting firm. Documentation and testing of our internal controls would involve considerable time and expense, and could strain our internal resources and have an adverse impact on our operating costs, and may make it more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

FORWARD LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain certain Forward-looking statements and are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Statements that are not based on historical facts, which can be identified by the use of such words as “likely,” “will,” “suggests,” “target,” “may,” “would,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” and similar expressions and their variants, are forward-looking. Such statements reflect our judgment as of the date of this prospectus and they involve many risks and uncertainties, including those described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and elsewhere herein. These risks and uncertainties could cause actual results to differ materially from those predicted in any forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We undertake no obligation to update forward-looking statements.

USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the account of the selling stockholders. We will not receive any of the proceeds from the sale of these shares.

DIVIDEND POLICY

We have never declared dividends or paid cash dividends on our common stock and our board of directors does not intend to distribute dividends in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

DETERMINATION OF OFFERING PRICE

Our common stock is presently quoted on the OTCQB under the symbol "ISYG."  The closing price of our common stock on the OTCQB on December 8, 2014 was $3.39 per share.

DILUTION

The shares that are currently being registered under this registration statement have already been issued and are currently outstanding. Therefore, there will be no dilutive impact on the Company’s current shareholders as a result of re-sales by the selling shareholders of their shares under this registration statement.

SELLING STOCKHOLDERS

The following table presents information regarding the Selling Security Holders and their relationship to the Company.

(A) Selling Securities Holders	Relationship to Issuer	(B) Shares Beneficially Owned Before the Offering	(C) Percentage of Outstanding Shares Beneficially Owned Before the Offering (1)	(D) Shares to be sold in the Offering (2)	(E) Percentage of Outstanding Shares Beneficially Owned After the Offering (3)
Alan Diamante	Shareholder	753,350	3.22%	753,350	0.00%
Philip S. Miller	Shareholder	61 4,250	2.63%	25,000	2.52%
Michelle Lang	Shareholder	590,000	2.52%	10,000	2.48%
Joshua Lang	Shareholder	10,000	0.04%	10,000	0.00%
Jeffrey Goldrod	Shareholder	20,000	0.09%	10,000	0.04%
Mary Goldrod	Shareholder	10,000	0.04%	10,000	0.00%
Rebecca Goldrod	Shareholder	10,000	0.04%	10,000	0.00%
Sarah Goldrod	Shareholder	10,000	0.04%	10	0.04%
Carol Lee Goldrod	Shareholder	10,000	0.04%	10,000	0.00%
Kathryn Falsey	Shareholder	10,000	0.04%	10,000	0.00%
Wolf Aulenbacher	Shareholder	3,800	0.02%	3,800	0.00%
Kal Liebowitz	Shareholder	2,500	0.01%	2,500	0.00%
Harold Cohen	Shareholder	1,000	0.00%	1,000	0.00%
Matt Greenfield	Shareholder	1,000	0.00%	1,000	0.00%
Christine Babiak	Shareholder	1,000	0.00%	1,000	0.00%
Healthy Living Communications, LLC	Shareholder	22,800	0.10%	22,800	0.00%
Charles Perez	Shareholder	20,000	0.09%	20,000	0.00%
Business Placement Assoc., Inc.	Shareholder	100,000	0.43%	5,000	0.41%
21st Century Science Data, Inc.	Shareholder	100,000	0.43%	5,000	0.41%
The 124 Group, Inc.	Shareholder	100,000	0.43%	5,000	0.41%
Facts, Inc.	Shareholder	100,000	0.43%	5,000	0.41%
John Rhees	Shareholder	22,800	0.10%	22,800	0.00%
Joel Crannell	Shareholder	1,000	0.00%	1,000	0.00%
Thane Fisher	Shareholder	3,800	0.02%	3,800	0.00%
James Lotta	Shareholder	9,500	0.04%	9,500	0.00%
Frank Bredice	Shareholder	11,400	0.05%	11,400	0.00%
Owen McKibbin	Shareholder	76,000	0.33%	10,000	0.28%

Elke Miller	Shareholder	1,000	0.00%	1,000	0.00%
Stephanie Miller	Shareholder	1,000	0.00%	1,000	0.00%
Jessica Miller	Shareholder	1,000	0.00%	1,000	0.00%
Philip J. Miller	Shareholder	1,000	0.00%	1,000	0.00%
Janice Miller	Shareholder	1,000	0.00%	1,000	0.00%
Christy Miller	Shareholder	1,000	0.00%	1,000	0.00%
Declan Creed	Shareholder	1,000	0.00%	1,000	0.00%
Jack Creed	Shareholder	1,000	0.00%	1,000	0.00%
Wendy Miller	Shareholder	1,000	0.00%	1,000	0.00%
Alexander Olapade	Shareholder	1,000	0.00%	1,000	0.00%
Aaron Joseph Olapade	Shareholder	1,000	0.00%	1,000	0.00%
Bruce Logan	Shareholder	1,000	0.00%	1,000	0.00%
Robert Heller	Shareholder	3,000	0.01%	3,000	0.00%
Nutrition Innovation, Inc.	Shareholder	79,800	0.34%	79,800	0.00%
Richard J. Rehlich, Jr.	Shareholder	100,000	0.43%	100,000	0.00%
Scott & Debra Weiss Family Trust	Shareholder	25,000	0.11%	25,000	0.00%
Wilfred R. Von Der Ahe	Shareholder	25,000	0.11%	25,000	0.00%
Strathmore Partnership	Shareholder	25,000	0.11%	25,000	0.00%
Raul Gomez	Shareholder	260,526	1.11%	50,000	0.90%
Scott Hamilton	Shareholder	45,000	0.19%	30,000	0.06%
Greg Meister	Shareholder	40,000	0.17%	15,000	0.11%
Paul Bershin	Shareholder	239,000	1.02%	239,000	0.00%
Rama Fox	Shareholder	140,000	0.60%	140,000	0.00%
Maria Conchita Fournier	Shareholder	11,400	0.05%	11,400	0.00%
Kenneth Chang	Shareholder	-10- 123,000	0.53%	40,000	0.36%
Fred Gibson	Shareholder	10,000	0.04%	10,000	0.00%
John -Michael Migliori	Shareholder	2,280	0.01%	2,280	0.00%
Patricia Migliori	Shareholder	1,000	0.00%	1,000	0.00%
Francesca Da Sacco	Shareholder	1,000	0.00%	1,000	0.00%
Cynthia Boccia	Shareholder	1,000	0.00%	1,000	0.00%
John Boccia	Shareholder	1,000	0.00%	1,000	0.00%
John Petrone	Shareholder	1,000	0.00%	1,000	0.00%
Elliot Slutsky	Shareholder	10,000	0.04%	10,000	0.00%
Cody Joseph Diamante Rosario	Shareholder	180,000	0.77%	95,000	0.36%
Jay Romero	Shareholder	1,000	0.00%	1,000	0.00%
Elizabeth Mendoza	Shareholder	1,000	0.00%	1,000	0.00%
Nerina Castro	Shareholder	1,000	0.00%	1,000	0.00%
Sergio Muleiro	Shareholder	1,000	0.00%	1,000	0.00%
Emin Bagdasaryan	Shareholder	1,000	0.00%	1,000	0.00%
Gary Brandt	Shareholder	15,000	0.06%	15,000	0.00%
Sherrye Schwarz	Shareholder	2,500	0.01%	2,500	0.00%
Marjorie B. Melendez	Shareholder	5,000	0.02%	5,000	0.00%
John A. Svenson	Shareholder	3,000	0.01%	3,000	0.00%
George Lopez	Shareholder	10,000	0.04%	10,000	0.00%
Michael Stephen Martin	Shareholder	100,000	0.43%	100,000	0.00%
Benjamin Wayne Fletcher	Shareholder	22,500	0.10%	22,500	0.00%
Sam Gevshenian	Shareholder	1,000	0.00%	1,000	0.00%
Bonnie Link	Shareholder	5,000	0.02%	5,000	0.00%
Ron Wallach	Shareholder	5,000	0.02%	5,000	0.00%
Daniel A. Ditlof	Shareholder	12,500	0.05%	12,500	0.00%
Tiffany Feder	Shareholder	25,000	0.11%	25,000	0.00%
TOTALS		4,136,706	17.80%	2,082,940	8.78%

(1)

Applicable percentage of ownership is based on 23,379,893 shares of our common stock outstanding as of December 9, 2014.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Note that affiliates are subject to Insider trading regulations - percentage computation is for form purposes only.

(2)	Selling Securities Holders	Natural Person(s) w/ Voting Power
	Business Placement Assoc., Inc.	Glenn Davis, Katherine Davis, Christian Davis
	21st Century Science Data, Inc.	Regina Davis, Julia Davis, Glenn Davis, Jr.
	The 124 Group, Inc.	Andrew Davis, Alexandra Davis, Katherine Davis
	Facts, Inc.	Camille Traino
	Nutrition Innovation , Inc.	Alan Robert
	Strathmore Partnership	Neil S. Lerner, Howard M. Lerner
	Healthy Living Communications	Marcus Laux

(3)

Tiffany Feder received her shares by way of trust distribution upon the death of the trustor of The Haviva Feder Revocable Trust (the “Trust”).  The shares owned by The Haviva Feder Revocable Trust were included in the original S-1.  Tiffany (erroneously spelled “Tiffiny” in the S-1) was listed as the person with voting power over the Trust.

  .

PLAN OF DISTRIBUTION

The shares are currently quoted on the OTCQB under the symbol "ISYG." Each selling stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of the shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares.

•

ordinary brokerage transactions and transactions in which the  broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

settlement of short sales;

•

broker-dealers may agree with the selling stockholder to sell a  specified number of such shares at a stipulated price per share; •

•

a combination of any such methods of sale;

•

through the writing or settlement of options or other hedging  transactions, whether through an options exchange or otherwise; or

•

Any other method permitted pursuant to applicable law.

The selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholder does not expect these commissions and discounts relating to its sales of shares to exceed what are customary in the types of transactions involved.

In connection with the sale of our common stock or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholder may also sell shares of our common stock short and deliver these securities to close out its short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The selling stockholder and any broker-dealers that act in connection with the sale of the shares might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by such broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act. If the selling stockholder is deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, the selling stockholder will be subject to the prospectus delivery requirements of the Securities Act.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholder may be subject to applicable provisions of the Exchange Act and the rules and regulations there under, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and have informed the selling stockholder of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

Under the Securities Act of 1933 (the “33 Act”), as interpreted by SEC rules and regulations, Selling Shareholders are not allowed to sell their shares of the Company Short into any existing public market for the Company’s common stock, (or “against the box”), before this registration statement is declared effective, as to do so would constitute a violation of Section 5 of the 33 Act.

We will not receive any proceeds from the sale of the shares by the selling stockholders.

LEGAL PROCEEDINGS

The Company is not a party to any legal proceedings.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of our current directors and executive officers. Also the principal offices and positions with us held by each person and the date such person became our director, executive officer. Our executive officers are appointed by our Board of Directors. Our directors serve until the earlier occurrence of the election of his or her successor at the next meeting of stockholders, death, resignation or removal by the Board of Directors. There are no family relationships among our directors, executive officers, director nominees.

Name	Age	Position
Sanford Lang	69	Chief Executive Officer, Director & Chairman
Martin Goldrod	73	Chief Financial Officer, Director, President, & COO
Mark Spallucci	45	Director

Sanford Lang, age 69 is a co-founder of Insynergy and has served as its Chief Executive Officer and as Chairman of its Board of Directors from January 2010 when the company was incorporated, to the present.  From January 2007 to October 2009, Mr. Lang was President of Xstatic Corporation, a company involved in the development, marketing and sale of retail products designed to improve strength, balance and flexibility.  Mr. Lang was responsible for planning and implementation of all marketing for products, including the scripting and shooting of video campaigns for the Products.  Mr. Lang was previously for approximately 30 years an executive in the movie industry.

Martin Goldrod, age 73 , is a co-founder of Insynergy, and has served as its President and Chief Operating Officer, as well as on the Board of Directors, from January 2010 when the company was incorporated, to the present. From January 2007 to October 2009, Mr. Goldrod was Vice President of Xstatic Corporation, a company involved in the development, marketing and sale of retail products designed to improve strength, balance and flexibility.  Mr. Goldrod was responsible for accounting and budgeting for Xstatic Corporation.  Mr. Goldrod has an Associate of Arts degree from City College of San Francisco along with a certificate in Financial Planning from UCLA Extension.

Mark Spallucci was appointed as a Director to fill a vacancy on our Board of Directors on June 22, 2012, Mr. Spallucci has been for more than the last 10 years a partner in Paravista, a printing and promotional company involved in the printing and the development of promotional items for many Fortune 500 companies in the Pharmaceutical, Financial and Entertainment industries.  For the last 5 years he has held the title of Managing Partner for Paravista. In this role he is responsible for directing the development of client focused solutions for new product launches, brand line extensions and custom overseas products.

Involvement in Certain Legal Proceedings

None of our officer nor directors, promoters or control persons have been involved in the past ten years in any of the following:

(1)	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
(2)	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)

Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(4)

Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of December 9, 2014, with respect to the beneficial ownership (1) of the Company’s outstanding Common Stock by (i) any holder of more than five (5%) percent; (ii) the Company’s executive officer and directors; and (iii) the Company’s directors and executive officer as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. Unless otherwise indicated, the address of each stockholder listed in the table is c/o Insynergy Products Inc., 4705 Laurel Canyon Blvd., Suite 205, Studio City, CA 91607.

Title of Class	Name of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class
	Directors and Executive Officers
Common Stock	Sanford Lang	7,540,320	32.25%
Common Stock	Martin Goldrod	1,442,500	6.17%
Common Stock	Mark Spallucci	275,000.11%
	Directors and executive officers as a group (3 persons)	9,257,820

	5% or More Shareholders
Common Stock	Sanford Lang	7,540,320	32.25%
Common Stock	Martin Goldrod	1,442,500	6.17%
	Total for 5% or More Shareholders

(1)

Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. No shares that are beneficially held by beneficial owners or management are attributable to any convertible securities, option or warrant, as there are none outstanding.  Unless otherwise indicated, to our knowledge based upon information produced by the persons and entities named in the table, each person or entity named in the table has sole voting power and investment power, or shares voting and/or investment power with his or her spouse, with respect to all shares of capital stock listed as owned by that person or entity.

(2)	Based on 23,379,893 shares outstanding as of December 9, 2014.

Certain Relationships and Related Transactions and Director Independence

Related Party Transactions

Loans from Shareholders

As of December 31, 2013 the Company owed an officer $32,500. During the six months ended June 30, 2014, the officer was repaid $11,000 and then advanced the Company an additional $10,400. The Company has recognized $950 of interest expense on the loan for the six months ended June 30, 2014. The expense was recorded as additional paid in capital.

Director Independence

At this time the Company does not have a policy that its directors or a majority be independent of management.  The Company has at this time only 2 directors. It is the intention of the Company to implement a policy in the future that a majority of the Board member be independent of the Company’s management as the members of the board of director’s increases after implementation of the Company’s business plan. A Director is considered independent if the Board affirmatively determines that the Director (or an immediate family member) does not have any direct or indirect material relationship with the Company or its affiliates or any member of senior management of the Company or his or her affiliates. The term “affiliate” means any corporation or other entity that controls, is controlled by, or under common control with the Company, evidenced by the power to elect a majority of the Board of Directors or comparable governing body of such entity. The term “immediate family member” means spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in law, brothers- and sisters-in-laws and anyone (other than domestic employees) sharing the Director’s home.

Committees: Audit Committee Financial Expert.

The Company does not currently have an Audit Committee.

Code of Ethics

The Company has not adopted a Code of Ethics.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

The following description of our capital stock and the provisions of our Articles of Incorporation and By-Laws, each as amended, is only a summary.

Our Articles of Incorporation authorize the issuance of 300,000,000 shares of common stock, $0.001 par value per share. As of December 9, 2014 there were 23,379,893 outstanding shares of common stock.   We are not authorized to issue shares of preferred stock and to date we have not issued any shares of preferred stock. Set forth below is a description of certain provisions relating to our capital stock.

Common Stock

Each outstanding share of common stock has one vote on all matters requiring a vote of the stockholders. There is no right to cumulative voting; thus, the holder of fifty percent or more of the shares outstanding can, if they choose to do so, elect all of the directors. In the event of a voluntary or involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of the common stock have no preemptive rights with respect to future offerings of shares of common stock. Holders of common stock are entitled to dividends if, as and when declared by the Board out of the funds legally available therefore. It is our present intention to retain earnings, if any, for use in its business. The payment of dividends on the common stock is, therefore, unlikely in the foreseeable future.

Preferred Stock

We have no shares of preferred stock authorized.

Dividend Policy

We currently intend to retain any earnings for use in our business, and therefore do not anticipate paying cash dividends in the foreseeable future

Anti-Takeover Effects Of Provisions of the Articles of Incorporation Authorized and Unissued Stock

The authorized but unissued shares of our common stock are available for future issuance without our stockholders’ approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or private offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the Company’s Board of Directors’ desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a material interest, in the registrant or any of its parents or subsidiaries.

DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws include an indemnification provision under which we have agreed to indemnify our directors and officers and hold them harmless from and against claims arising from or related to acts or omissions while a director or officer of the Company, including costs and legal expenses, to the fullest extent permitted by Nevada Law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered) we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXPERTS

The audited financial statements included in this prospectus and elsewhere in the registration statement for the fiscal years ended December 31, 2013 and 2012 have been audited by HJ Associates & Consultants, LLP.  The reports of HJ Associates & Consultants, LLP are included in this prospectus in reliance upon the authority of this firm as experts in accounting and auditing.

VALIDITY OF SECURITIES

The opinion solely regarding validity of the shares offered herein has been provided by Donald G. Davis of the Law Offices of Davis & Associates, and has been filed with the original Registration Statement filed with the Securities and Exchange Commission on Form S-1 on January 31, 2012.

DESCRIPTION OF BUSINESS

Corporation Organization

Insynergy Products, Inc. (formerly Insynergy, Inc.) is a Nevada corporation, which was formed in January 2010.

Business of the Company

The Company was organized with a business plan to initiate and develop a business in Direct Response marketing and sales of unique consumer products through Television and the Internet. Products that are successfully established, sold, and branded through Direct Response marketing, may subsequently be marketed and distributed through more traditional brick and mortar retail outlets.  At December 31, 2012 the Company was deemed to have exited the development stage as it has begun planned principle operations.

The Market

The Company’s management believes the Direct Response market to be a booming business that has evolved during the past two decades from an entrepreneurial industry to one that now encompasses the marketing efforts of a vast number of companies to produce sales of a myriad of products.  According to the Electronic Retailing Association (www.retailing.org), the only trade association that represents larger companies in the direct-to-consumer marketplace, this is an estimated more than $300 billion market.   Management believes, but cannot assure, that this is a reasonable assessment of the size of this market, which takes the calls generated by potential purchasers who call in after viewing the infomercial, and a fulfillment center, which ships out the product.

Direct Response Marketing

Direct Response Marketing generally takes the form of the marketing and sale of products utilizing infomercials which are broadcast over local television channels, paired with a Call Response Center.

The infomercial is designed to solicit a direct response in the target audience which is specific and quantifiable.  The delivery of the response is directly between the viewer and the advertiser, that is, the customer responds to the marketer or its agent directly.  In direct marketing (such as telemarketing), there is no intermediary broadcast media involved.  In Direct “Response” Marketing, marketers use broadcast media to encourage customers to contact them directly.  This direct response marketing seeks to elicit action.  Marketing results from a Direct Response Marketing Program can be tracked, measured, and quantified.

Direct Response Marketing is characterized by:

•

An offer of a specific product or combination of products

•

Sufficient information for the consumer to make a decision whether to act and buy

•

An explicit “call to action”

•

Provision of a means for buy response (typically multiple options such as toll free number, web page, and email)

Direct Response Marketing Products

Direct Response Marketing is often used is for new and innovative products that can be demonstrated and shown to make life easier or better, or products which  solve a specific problem the target audience may have.

Health and fitness products, skin, hair and personal care products, nutritional supplements, house wares and appliances, have all been successfully marketed.  Anti-aging products are a category of product which is generating successful sales.  An idea for a new product comes usually from an inventor, who then approaches a company such as ours for development and implementation of a Direct Marketing Program or campaign for the product.

Initially our Company will be selecting products invented by others for use in a Direct Marketing Program, but our management plans to eventually develop its own products for sale as well.  We will analyze each product presented to us to see if it looks like it would be an attractive candidate for a direct marketing campaign.   We look for products which satisfy a specific need that can be concretely presented in the infomercial,  lend themselves to generation of a call for action motivation in the target audience, provide for a substantial markup on the sales price over their cost (typically somewhere in the realm of a 5 to 1 markup), have a lower range target price in order to encourage immediate discretionary purchase, and  have  anticipated staying power as a useful product which the Company can sell over and over again.

We will license products from the inventor or owner of the product, with license fees paid only on actual sales of the product, net of returns and allowances.  Typical license fees run between 3% and 5% of net sales for sales generated over television, and if the Company is able to then take the product for distribution to traditional brick and mortar outlets for further sales, an increased license fee of between 5 % and 7% is typically paid.   The license rights run for typically between 24 and 36 months, and are generally renewable. Products may or may not have patent protection, copyright protection, and/or trademark protection.

Initial Products to Be Marketed

The Company has a variety of products which have been presented to it and are available for it to license and use in its initial Direct Response Marketing activities.  Our first two products which management proposes to release are in the area of fitness and footwear and we have executed licensing agreements for both products.

During the year ended December 31, 2013, the Company entered into eight new licensing agreements with various third parties. Each agreement provides the Company with the exclusive rights to market and sell the product and has an initial two year term with automatic one year renewals if the terms of the agreement are met. The agreements require the Company to satisfy minimum number of units sold and/or royalty payments.

Two of the current products selected by the Company are in the area of fitness and we have executed licensing agreements for both products. One product is a fitness product called the Best Ball. The Best Ball is a 65cm rubber gym ball which provides progressive stability and progressive resistance. Using it may increase core strength, balance and flexibility. A workout DVD and pump will be included in the package.

We have a License Agreement for the Best Ball covering World Wide rights through the term of the License Agreement, giving us the exclusive Worldwide right to advertise, promote, market, manufacturer, distribute, sell and exploit the product in any and all media, means, markets and channels of trade and distribution. The initial term may be renewed annually provided a minimum number of units are sold at a minimum price over each period. Management believes the Company’s net profit may range up to 40%, but there is of course no assurance that the product will be successful or produce significant profits.

The second product to be released by Insynergy is a patented fitness product called Spidercore which was invented by a medical doctor who developed it because he was not satisfied with the physical therapy he was receiving after back surgery and felt he could develop a better protocol.  It will come with a basic workout DVD.   Additional DVD’s will be available for more advanced workouts.

Our exclusive License Agreement gives us worldwide rights to advertise, promote, market, manufacture, distribute, sell and/or exploit the Product in any and all media, means and markets and all channels of trade and distribution now known or hereafter devised.  The term extends through October 16, 2017 provided that 37,500 units have been sold by October 16, 2014 and 37,500 units are sold year 3, year 4 and year 5.

During the second quarter of 2013 management terminated our agreement for the first product we marketed, The Kruncher, a fitness product designed to concentrate on the abs. After industry research management determined that due to the lack of financial success it would be in the best interest of the Company not to continue with The Kruncher and the Agreement was terminated. Management also decided to terminate the Xsize sandal, although it was never released or marketed to the public. As a result of the termination of these agreements, the Company recognized impairment to inventory (See “Results of Operation for the Years Ended December 31, 2013 and 2012,” below.)

It is estimated that the Company will shoot commercials for two to three products in the second and third quarters of 2014. Marketing for these products could take place in this same time period. One of these products will be a plumbing product to clear most normal clogs in your home. This will be a two minute spot. The other product is a hair care product that is expected to straighten hair for two to three month period. The infomercial for this product will be thirty minutes in length.

Production of Infomercials

Demonstrating the appeal and uniqueness of the product in a sales video infomercial is critical in creating a buying response.  An offer must be presented in the video such that its appeal is relevant to the wants or needs of the audience.

Short form direct response video commercials have time lengths ranging from 30 seconds to 2 minutes.  Long form infomercials are 30 minutes in length.  Direct Response ads can be contrasted with normal television commercials because traditional commercials normally do not solicit a direct immediate response from the viewer, but instead try to brand their product in the market place.

The typical direct response spot of two minutes  consists of a spokesperson or dominant voice over footage showing the product being demonstrated, solving a problem and/or making life easier and better.  An 800 phone number will be shown on screen a few seconds into the spot along with a website address.  The last few seconds of the spot will show a blue screen with all the information to make a purchase and provide a call to action.

The Company will write, produce, hire the talent, direct, shoot and edit all of its infomercials in house.  Management estimates the cost of in house shooting the typical shorter 30 second programs will run from $10,000 to $25,000, while the cost to shoot a typical 2 minute show will run from $40,000 to $80,000.

Test Marketing

We test all our products with a retail sales group before we execute a License Agreement, in order to gauge the likely reaction in the market place.  Once a License Agreement is executed, we will typically create the video, and then spend small amounts of money on media air time over test stations and test air segments that have what management considers the right demographics for a particular product.  If a product successfully generates sales in these test spots, we will then expand the campaign for the product over additional TV markets.   During the test marketing stage we also tweak the video infomercial as to dialogue, and as to order of presentment of material

Purchasing of Air Time

The products and demographics will dictate which TV market management selects for a particular campaign. We expect most of our spots to run approximately 2 minutes.  The cost per spot will depend on which market it is show in, and at what time the spot shows. We may also use radio and/or a direct mailing campaigns, and will provide a website over which a product can be purchased.   We will need $300,000-$400,000 for media buys.

Telephone Marketing Functions

Once a customer has decided to buy our product, they either call an 800 phone number or go to a website to conclude the purchase.  In today’s marketing climate, order taking for many products sold under $20 is done by an interactive voice recognition telephone application (“IVR”) which electronically takes the customer’s name and address, phone number, credit card information and orders for products.  Order information will be in a file format to be batched and sent daily to a fulfillment facility.

Using the IVR application is perhaps half the cost of using live agents to respond to calls, but for some products with higher price points, live sales agents provided by independent 3rd party contractors will be used.

The Company will subcontract out to independent third parties the telephone marketing functions associated with a campaign for each product.  Initially, the Company has contracted for Ignite Media Solutions to provide this function, although many other companies are available to undertake this roll at competitive pricing, and the Company may use others in the future.

Based on our contract with IMS, inbound calls are billed at $0.15 per connect minute with a $0.35 per order processing fee for all phone orders.  There is also a set-up and development fee of $750 for the IVR application and a one-time programming, training and set-up fee of $1,000 for live operator services.  All live operator calls are billed at $0.80 per connect minute.

Manufacture of Products

The Company will out-source the manufacture of products it markets to independent 3rd party companies. The Company has had discussions with several Mainland China manufacturers, but has not entered into any contracts to date for the manufacture of products due to a lack of capital.    Unless presented with a Letter of Credit, a mainland China manufacturer generally requires 30% as down payment to begin manufacturing and the balance when the product is ready to ship.  Management believes there are many sources for manufacturing in China, and elsewhere offshore, which are generally dependable and reasonably priced.

Fulfillment of Orders

Fulfillment involves the storage of inventory, acceptance of order information, boxing and shipping out of products, and dealing with questions, order status, complaints, returns and allowances on products, and maintaining proper records.  The fulfillment function on each product will be sub contracted out to independent 3rd party companies on each product.

Initially, the Company has contracted for Moulton Logistics to provide this function, although many other companies are available to undertake this role at competitive prices, and the Company may use others in the future.

Moulton Logistics is headquartered in Van Nuys, CA, close to the Los Angeles and Long Beach ports and is also close to the Company’s offices, and specializes in order taking and fulfillment for Direct Marketing Response Products.  Moulton can provide a full range of fulfillment services including a full call center, full service direct mail, real-time online inventory reports, database management, continuity programs, EDI for retail fulfillment and drop shipping, among others.

The Company’s contract with Moulton Logistics provides for a Data Base/Order Processing/Maintenance Fee of $.72 on each customer transaction, a $0.10 per transaction fee on credit card and e-check transactions, and a $0.55 per transaction fee plus separate SKU fees and per Cubic foot fees for packaging and shipping.

Credit Card Transactions.

Sales orders for Direct Response Marketing Programs are typically taken using credit cards.  The Company has contracted for credit card processing of sales orders on initial products with Bluepay Processing, LLC, an independent 3rd party company.   Bluepay Processing, LLC powers payment processing for companies that sell direct to consumers through internet retail, online services, direct response marketing and multichannel retail.

Pursuant to our agreement with Bluepay Processing, LLC , it will process VISA, MasterCard, Discovery and American Express at a cost per transaction of $0.25 plus 20 basis points over the Interchange Rate, which changes periodically.

Campaign Failure

Some of our future Direct Response Marketing Campaigns Will no doubt Fail.

Direct response products can fail due to many reasons, including no perceived need for the product, other competing products provide better solutions or are better priced, the product price is too high, the infomercial is unconvincing, the wrong time slot or market segment is selected for broadcast, and  for a variety of other reasons.  Larger trends, such as a recessionary economy, less discretionary purchasing power in the hands of consumers, more restrictive credit or higher rates on credit cards, also can discourage sales and cause a campaign to fail.  Other issues can also cause a campaign to fail, such as too low a price markup, poor quality resulting in high returns, a lack of sufficient capital to purchase sufficient airtime, or to purchase sufficient inventory, or failure by 3rd party contractors to properly carry out their responsibilities for manufacturer, order taking, and fulfillment.

Management will endeavor to avoid these pitfalls in selection of a product, production of the TV spot, test marketing, purchasing of air time, and other aspects of running of the campaign, but there are significant risks in conducting a direct response marketing business, and we will no doubt have some product failures which will result in loss, while other products may barely breakeven and return the costs laid out to undertake product production and the campaign.

Transition from Direct Response Marketing to Brick and Mortar Distribution

If a product is financially successful in our direct marketing response campaign, management will consider marketing and distributing the product to big box retail stores, building off the product branding that has occurred by running the television campaign.

Competition

There is significant competition in the Direct Response industry from both small and large companies since there are really no barriers to entry.  As a result, there are literally hundreds of direct response companies that operate in the US and off a wide variety of products across all categories of consumer goods.

The Company will have to rely on the skills of its management to pick products which produce successful direct response marketing campaigns and ultimately profits to the Company.

Insurance

The Company carries general liability insurance through CNA with an occurrence limit of $1,000,000 with a general aggregate of $2,000,000 and a deductible of $500 Studio City Plaza Title Holding Co. LLC, the Company’s landlord, is listed as an Additional Insured.

The Company also carries product liability insurance to insure against liability on the products it sells.

Need For Additional Capital to Finance Operations

The Company needs to locate investment capital sources and raise privately $1,000,000 before it can initiate a Direct Marketing Campaign for its first product.  These funds will be used for product testing, product manufacture, video production, air time purchase, and operation of the initial Marketing Campaign, and for overhead expenses and working capital.

In total over the next 12 months, the Company estimates it will need approximately $1,000,000 in additional debt or equity capital, in order to meet short term liquidity requirements and carry forward its business plan.  Management projects such funds, if available, will be expended as follows:

DESCRIPTION	ESTIMATED COST
Estimated For Expenses to meet Public Reporting Requirements	50,000
Manufacture Product	400,000
Purchase Media	300,000
Produce TV Spots	30,000
Fulfillment/Telemarketing Credit Card Processing	70,000
Operations	150,000
Total

The source and availability of such capital, and whether it can be obtained, and obtained on commercially reasonable terms, is uncertain at this date.

Going Concern Qualification

Our financial statements have been prepared assuming we will continue as a going concern. The Company has experienced a loss from operations so far during its development stage as a result of its investment in leasehold fixtures and equipment necessary to implement its business plan, and its funding of staff who have undertaken to set up the various contractual relationships with 3rd party contractors, and have identified the first products to be marketed.  As reflected in the accompanying financial statements, the Company has an accumulated deficit as of September 30, 2014 of $5 ,484,814, and a working capital deficit of $227,304, and has incurred a net loss of $ 791,709 for the nine months ended September 30, 2014.  The Company is dependent on obtaining additional working capital in order to continue to implement its business plan and initiate its first product campaign, and the source, availability and terms for such additional capital are uncertain at this date.  If such additional capital is not obtained, and/or if the products selected for marketing prove to be unsuccessful, the Company may fail and be unable to continue as a going concern.

The Company’s financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern. This need for additional capital and the uncertainty of obtaining such capital, along with other factors, raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustment that might result from the outcome of this uncertainty. Assurances cannot be given that adequate financing can be obtained to meet our capital needs, which we estimate at a minimum of $1,000,000.

Patents, Trademarks, Copyrights

The Company may file registrations for such patents, trademarks, or copyrights, as it deems commercially prudent from time to time, but has made no such filings as of this date.

Regulatory

The Company’s industry is not regulated by any government agencies

Employees

The Company has three full-time employees but will use independent contractors when we shoot our direct response marketing TV spots.

Properties

Our offices are located at 4705 Laurel Canyon Blvd., Suite 205, Studio City, CA 91607 where we maintain, under lease, a total of 2,500 square feet of office and studio space.  The lease has a 30 month unexpired term, and provides for a triple net rent of $5,000 per month.

Litigation

None.

Reports to Security Holders

We have filed a registration statement on Form S-1 under the Securities Act with the SEC with respect to the securities offered by this prospectus. This prospectus does not include all of the information contained in the registration statement or the exhibits and schedules filed therewith. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

We are required to file annual, quarterly and special reports and other information with the Securities and Exchange Commission. You can read these SEC filings and reports, including the registration statement, over the Internet at the SEC’s website at http://www.sec.gov. The public may also read and copy materials at the Public Reference Room of the SEC at 100 F Street, NE, Washington DC 20549, on official business days between the hours of 10:00 am and 3:00 pm.  Please call the SEC at (800) SEC-0330 for further information on the operations of the public reference facilities. We will provide a copy of our annual report to security holders, including audited financial statements, at no charge upon receipt of your written request to us addressed to us at:

4705 Laurel Canyon Blvd.

Suite 205

Studio City, CA 91607

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed herein are forward-looking statements. Such forward-looking statements contained in this prospectus which is a part of our registration statement involve risks and uncertainties, including statements as to:

•

our future operating results;

•

our business prospects;

•

our contractual arrangements and relationships with third parties;

•

the dependence of our future success on the general economy;

•

our possible future financings; and

•

the adequacy of our cash resources and working capital.

These forward-looking statements can generally be identified as such because the context of the statement will include words such as we “believe,” “anticipate,” “expect,” “estimate” or words of similar meaning. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which are described in close proximity to such statements and which could cause actual results to differ materially from those anticipated as of the date of this prospectus. Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included herein are only made as of the date of this prospectus, and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following information should be read in conjunction with our consolidated financial statements and related notes thereto included elsewhere in our financial statements and notes thereto and the related "Management's Discussion and Analysis of Financial Condition and Results of Operations". We also urge you to review and consider our disclosures describing various risks that may affect our business, which are set forth under the heading "Risk Factors".

Summary and Outlook of the Business

The Company was organized to conduct a Direct Response Marketing business selling at retail a variety of products it licenses from inventors and owners of such products, and utilizing television infomercials as its principle method of marketing and sales.   The Company has not initiated any Direct Response Marketing campaign for a product yet, and will not be able to do so until it obtains additional working capital.   The potential sources, availability and terms for such additional working capital are unknown at this time.  If the Company is unable to obtain additional working capital it will not be able to implement its business plan.

The Company was formed in January of 2010. The Company has an accumulated deficit as of September 30, 2014 of $5,484,814, and a working capital deficit of $ 227,304, and has incurred a net loss of $791,709 for the nine months ended September 30, 2014. To date management has been able to finance the initial phase of implementation of the Company’s business plan via private placements of its common stock and the issuance of debt.  Management plans to initiate and grow the Company’s business of Direct Response Marketing of a variety of products on an aggressive basis, provided we are able to obtain the necessary capital.

Revenues

For the three months ended September 30, 2014 the Company recorded revenues of $4,662 compared to $9,613 for the three months ended September 30, 2013.  Cost of goods sold was $664, compared to $36,213 for the same period in the prior year.  In the prior year revenue was generated from the sale of The Kruncher, a product which has since been discontinued.

Operating Expenses

For the three months ended September 30, 2014, the Company incurred compensation expense of $39,561 compared to $68,707 for the three months ended September 30, 2013, a decrease of $17,872 or 42%. In mid-2013 the Company’s officers agreed to reduce their salaries.

For the three months ended September 30, 2014, the Company incurred $10,171 in advertising and promotional expense as compared to $136,561 for three months ended September 30, 2013, a decrease of $126,390, or 77%. The decrease is a result of the timing of spending on promotional activities for the Company’s many new products.

For the three months ended September 30, 2014, the Company incurred $23,025 in professional fees compared to $19,415 in the prior period.

For the three months ended September 30, 2014, the Company incurred $305,525 in general and administrative expense as compared to $122,842 for the same period in the prior year, an increase of $182,683. The increase can be attributed to an increase in non-cash expense of stock issued for services.

For the three months ended September 30, 2014, the Company recorded a net loss of $379,498 as compared to a net loss of $409,892 in the prior period, a $30,394, or 7.5% decrease. The decrease in net loss can be attributed to a $35,259 loss on the disposal of asset that was recorded in the prior year increasing that period’s loss.

Going Concern

Our financial statements have been prepared assuming we will continue as a going concern. The Company has experienced a loss from operations so far during its current development stage as a result of its investment necessary to create its business plan and negotiate product licensing arrangements and 3rd party contractor arrangements for telephone sales and product fulfillment.

The Company has an accumulated deficit as of September 30, 2014 of $5,484,814, a working capital deficit of $ 227,304 and incurred a net loss of $791,709 for the nine months ended September 30, 2014.  The Company's ability to continue as a going concern is contingent upon its ability to attain profitable operations by securing additional working capital and implementing its business plan.  In addition, the Company's ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which the Company plans to operate.  The Company’s financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustment that might result from the outcome of this uncertainty.

Assurances cannot be given that adequate financing can be obtained to meet our capital needs, which we estimate $1,000,000.  If we are unable to generate profits and to continue to obtain financing to meet our working capital requirements, we may have to sharply curtail implementation of our business plan or cease operations altogether.

Management has been able, thus far, to finance the losses and the expenses of the implementation of the Company’s business plan through this date, by   private placements of its common stock and loans(The Company does not currently have, nor has it had, business revenues.

On June 12, 2013 the holder of the promissory note dated February 3, 2010 for $90,000 forgave the entire principal amount of the note plus all accrued interest.

Liquidity and Capital Resources

During the nine months ended September 30, 2014 the Company relied upon advances from management and proceeds from notes payable for operations. In addition, the Company issued shares of common stock for services and cash.

During the nine months ended September 30, 2014, net cash used by operating activities was $ 344,472 compared to $521,937 for the same period in the prior year.

Net cash flows from financing activities for the nine months ended September 30, 2014 were $396,883 compared to $512,076 for the nine months ended September 30, 2014. We received $75,000 from the issuance of 210,898 shares of common stock, $10,400 from advances from an officer and $376,847 from the issuance of notes payable.

The Company needs to locate investment capital sources and raise privately $1,000,000 which will be used for product testing, product manufacture, video production, air time purchase, and operation of the initial marketing campaigns, and for overhead expenses and working capital.

Critical Accounting Policies

Revenue Recognition

In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured.  The following policies reflect specific criteria for the various revenues streams of the Company:

Revenue will be recognized at the time a product is shipped.  Provision for sales returns will be estimated based on the Company's historical return experience.  Revenue is presented net of returns.

Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2013.  The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values.  These financial instruments include cash and accounts payable and accrued expenses.  Fair values were assumed to approximate carrying values for these financial instruments because they are short term in nature and their carrying amounts approximate fair values.

Net Income (Loss) Per Common Share

Basic net (loss) income per common share is calculated using the weighted average common shares outstanding during each reporting period.  Diluted net (loss) income per common share adjusts the weighted average common shares for the potential dilution that could occur if common stock equivalents (convertible debt and preferred stock, warrants, stock options and restricted stock shares and units) were exercised or converted into common stock.  There were no common stock equivalents at June 30, 2014.

Income Taxes

Deferred income taxes are recognized for the tax consequences related to temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for tax purposes at each year end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  A valuation allowance is recognized when, based on the weight of all available evidence, it is considered more likely than not that all, or some portion, of the deferred tax assets will not be realized.  Income tax expense is the sum of current income tax plus the change in deferred tax assets and liabilities.

ASC 740-10-25, Income Taxes, requires a company to first determine whether it is more likely than not (which is defined as a likelihood of more than fifty percent) that a tax position will be sustained based on its technical merits as of the reporting date, assuming that taxing authorities will examine the position and have full knowledge of all relevant information.  A tax position that meets this more likely than not threshold is then measured and recognized at the largest amount of benefit that is greater than fifty percent likely to be realized upon effective settlement with a taxing authority.

Stock-Based Compensation

The Company accounts for equity instruments issued to employees in accordance with ASC 718, Compensation - Stock Compensation.  ASC 718 requires all share-based compensation payments to be recognized in the financial statements based on the fair value using an option pricing model.  ASC 718 requires forfeitures to be estimated at the time of grant and revised in subsequent periods if actual forfeitures differ from initial estimates.

Equity instruments granted to non-employees are accounted for in accordance with ASC 505, Equity.  The final measurement date for the fair value of equity instruments with performance criteria is the date that each performance commitment for such equity instrument is satisfied or there is a significant disincentive for non-performance.

Off-Balance Sheet Arrangements

None.

Recent Accounting Pronouncements

In July 2013, the FASB issued Accounting Standards Update 2013-11 Income Taxes (Topic 740) Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carry-forward, a Similar Tax Loss, or a Tax Credit Carry-forward Exists. An unrecognized tax benefit, or a portion of an unrecognized tax benefit, should be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss or a tax credit carry-forward, except as follows. To the extent a net operating loss carry-forward, a similar tax loss or a tax credit carry-forward is not available at the reporting date under the tax law of the applicable jurisdiction to settle any additional income taxes  that would result from the disallowance of a tax position or the tax law of the applicable jurisdiction does not require the entity to use, and the entity does not intend to use the deferred tax asset for such purpose, the unrecognized tax benefit should be presented in the financial statements as a liability and should not be combined with deferred tax assets. The assessment of whether a deferred tax asset is available is based on the unrecognized tax benefit and deferred tax asset that exist at the reporting date and should be made presuming disallowance of the tax position at the reporting date. This Update applies to all entities that have unrecognized tax benefits when a net operating loss carry-forward, a similar tax loss, or a tax credit carry-forward exists at the reporting date. The amendments in this Update are effective for fiscal years, and interim periods within those years, beginning after December 15, 2013.

In January 2013, the FASB issued ASU No. 2013-01, Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting  assets and Liabilities , which clarifies which instruments and transactions are subject to the offsetting disclosure requirements originally established by ASU 2011-11. The new ASU addresses preparer concerns that the scope of the disclosure requirements under ASU 2011-11 was overly broad and imposed unintended costs that were not commensurate with estimated benefits to financial statement users. In choosing to narrow the scope of the offsetting disclosures, the Board determined that it could make them more operable and cost effective for preparers while still giving financial statement users sufficient information to analyze the most significant presentation differences between financial statements prepared in accordance with U.S. GAAP and those prepared under IFRSs. Like ASU 2011-11, the amendments in this update will be effective for fiscal periods beginning on, or after January 1, 2013. The adoption of ASU 2013-01 is not expected to have a material impact on our financial position or results of operations.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

DESCRIPTION OF PROPERTY

Our principal offices are located at 4705 Laurel Canyon Blvd., Suite 205, Studio City, California, 91607. The property is leased from an unaffiliated third party on a long term lease basis with 8 remaining months to run. The monthly lease payments are approximately $ 6,541.  The Company considers the space to be adequate for the next several years.

We maintain fire and casualty insurance on our leased property in an amount deemed adequate by management.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Transactions

Loans from Shareholders

Occasionally, officers will loan money at 6% interest rate to the Company to support working capital. As of December 31, 2013 the Company owed its CEO $5,470.   During the year ended December 31, 2013, the Company repaid the loan in full.  For the year ended December 31, 2013 and 2012 the Company recognized $52 and $328, respectively, of interest expense on the loan. The expense was recorded as additional paid in capital.

On or about June 7, 2013, two of the three officers of the Company agreed to forgive all of their accrued compensation. As a result the Company recorded $539,000 to additional paid in capital. Additionally accrued compensation of $32,964 was forgiven by these officers as of June 30, 2013.

In April 2013, the Company issued 250,000 shares of common stock to an officer, for accrued stock compensation, as required per the terms of the officer’s employment agreement and the Board Resolution dated April 2, 2012. Fair market value for the shares was determined by taking the average share price for each cash-for-stock purchase in the applicable period of accrual. The price ranged from $0.34 to $0.50 for a total expense of $86,793.

As of December 31, 2013 the Company owed its CEO, Sandy Lang $32,500. During the nine months ended September 30, 2014, he advanced the Company an additional $10,400 and was repaid $32,900, leaving a balance due as of September 30, 2014 of $10,000.  The Company recognized $406 of interest expense on the loan.  The expense was recorded as additional paid in capital.

EXECUTIVE COMPENSATION

Overview

The following is a discussion of our program for compensating our named executive officer and directors. Currently, we do not have a compensation committee, and as such, our board of directors, which is comprised of our executive officers is responsible for determining the compensation of our executive officers, and thus in effect sets their own compensation.

Compensation Program Objectives and Philosophy

The primary goals of our policy of executive compensation are to attract and retain the most talented and dedicated executive possible, to assure that our executive is compensated effectively in a manner consistent with our strategy and competitive practice and to align executive compensation with the achievement of our short- and long-term business objectives.

The board of directors considers a variety of factors in determining compensation of   our named executive officer, including the particular background and circumstances, such as training and prior relevant work experience, success in attracting and retaining savvy and technically proficient managers and employees, increasing revenues, broadening product line offerings, and managing costs.

In the near future, we expect that our board of directors will form a compensation committee charged with the oversight of executive compensation plans, policies and programs of our Company and with the full authority to determine and approve the compensation of our Chief Executive Officer. We expect that our compensation committee will continue to follow the general approach to executive compensation that we have followed to date, rewarding superior individual and company performance with commensurate cash compensation.

Elements of Compensation

Our compensation program for the named executive officer consists primarily of base salary. There is no retirement plan, long-term incentive plan or other such plans. We have not yet obtained a revenue stream with which to fund employee salaries and bonus plans. The base salary we provide is intended to equitably compensate the named executive officer based upon the level of responsibility, complexity and importance of role, leadership and growth potential, and experience.

Base Salary

Our named executive officer receives base salary commensurate with the role and responsibility. Base salary and subsequent adjustments, if any, are reviewed and approved by our board of directors annually, based on an informal review of relevant market data and the executive’s performance for the prior year, as well as the executive’s experience, expertise and position.  The following table provides information as to cash compensation of all officers of the Company, for each of the Company’s last two fiscal years.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary	Bonus	All Other Compensation	Total
Sanford Lang, CEO	2013	$58,585	$0	$0	$0
	2012	$29,200	$0	$0	$0
Martin Goldrod, President, COO & CFO	2013	$29,241	$0	$0	$0
	2012	$21,500	$0	$0	$0
Phillip Miller, former VP of Production	2013	$86,793	$0	$0	$0
	2012	$0	$0	$0	$0

Employment Agreements

We have separate employment agreements with our two principle officers as follows:

The Company has entered into a five year employment contract with Sanford (Sandy) Lang, providing for his services as Chief Executive Officer of the Company.  The employment Agreement provides for a salary of $180,000 per year, and for additional bonus compensation each year at the discretion of the Board of Directors.  It also provides for a car allowance of $900 per month, reimbursement for all business expenses, and for participation in all employee benefit programs offered to other employees from time to time to other employees of the Company.

The Company has entered into a five year employment contract with Martin (Marty) Goldrod, providing for his services as President and Chief Operating Officer of the Company.  The employment Agreement provides for a salary of $90,000 per year, and for additional bonus compensation each year at the discretion of the Board of Directors.  It also provides for reimbursement for all business expenses, and for participation in all employee benefit programs offered to other employees from time to time to other employees of the Company.

Retirement Benefits

Currently, we do not provide any company sponsored retirement benefits to the named executive officers.

Perquisites

Historically, we have not provided our named executive officer with any perquisites and other personal benefits. We do not view perquisites as a significant element of our compensation structure, but do believe that perquisites can be useful in attracting, motivating and retaining the executive talent for which we will compete. It is expected that our historical practices regarding perquisites will continue and will be subject to periodic review by our by our board of directors.

COMPENSATION OF DIRECTORS

Director Compensation for all periods was zero.

The Company has not adopted a “Plan” for compensation of directors in the future, other than this annual review of the contributions by each member of the Board to the Company’s business for each year, and consideration of fair compensation for such contributions, with the subject Board member abstaining from any vote upon proposals for compensation to the Board member for serving on the Board.

There is no standard compensation arrangement for serving on the Board of Directors, and no member of the Board has any different or special compensation arrangement for his service on the Board.

The following table provides information concerning the compensation of the directors of the Company for the past fiscal year:

Name	Fees Earned or Paid in Cash	Stock Awards	All Other Compensation	Total
Sanford Lang	$0	$0	$0	$0
Martin Goldrod	$0	$0	$0	$0
Mark Spallucci	$0	$0	$0	$0

There are no outstanding equity awards or options to directors issued or outstanding.

FINANCIAL STATEMENTS

INSYNERGY PRODUCTS, INC.

INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	Pg.34
Balance Sheets as of December 31, 2013 and 2012	Pg.35
Statements of Operations for the years ended December 31, 2013 and 2012	Pg.36
Statements of Cash Flows for years ended December 31, 2013 and 2012	Pg.37
Statements of Stockholders’ Equity (Deficit) for the years ended December 31, 2013 and 2012	Pg.38
Notes to the Financial Statements (Audited) for the Period Ending December 31, 2013	Pg.39
Balance Sheets as of September 30, 2014 (unaudited) and December 31, 2013	Pg.48
Statements of Operations for the Three and Six Months ended September 30, 2014 and 2013 (unaudited)	Pg.49
Statements of Cash Flows for the Three and Six Months ended September 30, 2014 and 2013 (unaudited)	Pg.50
Notes to the Financial Statements (unaudited) for the Period Ending September 30, 2014	Pg.51

Report of Independent Registered Public Accounting Firm

To the Board of Directors

Insynergy Products, Inc.

Studio City, California

We have audited the accompanying balance sheets of Insynergy Products, Inc. as of December 31, 2013 and 2012, and the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Insynergy Products, Inc. as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered losses from operations since inception and its current cash flow is not enough to meet current needs. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to this matter are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

HJ Associates & Consultants, LLP

Salt Lake City, Utah

March 28, 2014

INSYNERGY PRODUCTS, INC. BALANCE SHEETS

	December 31, 2013	December 31, 2012
ASSETS
Current Assets:
Cash	$8,398	$67,860
Inventory	25,730	120,573
Prepaid and other expenses	71,362	65,288
Total Current Assets	105,490	253,721

Deposit	10,610	10,610
Property and equipment, net	72,596	88,924
Total Assets	$188,696	$353,255

LIABILITIES AND STOCKHOLERS' EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$122,863	$82,747
Other payable and accruals	10,593	48,468
Accrued compensation	92,332	591,376
Due to an officer	32,500	5,470
Notes payable	177,311	100,288
Accrued interest	6,964	15,750
Total Current Liabilities	442,563	844,099
Non-Current Liabilities:
Notes payable	-	17,500
Accrued interest	-	1,650
Total Liabilities	442,563	863,249
Stockholders' Equity (Deficit):
Common Stock par value $.001 300,000,000 shares authorized, 19,760,683 and 16,526,726 shares, issued, respectively	19,762	16,528
Additional paid in capital	4,419,476	2,802,597
Retained deficit	(4,693,105)	(3,329,119)
Total Stockholders' Equity (Deficit)	(253,867)	(509,994)
Total Liabilities and Stockholders' Equity (Deficit)	$188,696	$353,255

The accompanying notes are an integral part of these financial statements.

INSYNERGY PRODUCTS, INC. STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2013	2012
Revenues	$23,740	$3,381
Costs of goods sold	69,437	1,186
Gross margin (deficit)	(45,697)	2,195

Operating Expenses:
Consulting	2,000	29,790
Officer compensation	234,313	326,250
Advertising and promotion	261,661	51,226
Professional fees	366,467	113,564
General and administrative	530,761	356,632
Total operating expenses	1, 395,202	877,462

Loss from operations	(1,440,899)	(875,267)

Other Income (Expense):
Interest expense	(11,666)	(7,653)
Loss on disposal of assets	(35,259)	-
Other income	2,600	-
Gain on extinguishment of debt	121,238	15,777
Total other income (expense)	76,913	8,124

Net Loss	$(1,363,986)	$(867,143)

Loss per Share, Basic & Diluted	$(0.08)	$(0.06)
Weighted Average Shares Outstanding	17,930,498	15,618,582
The accompanying notes are an integral part of these financial statements.

INSYNERGY PRODUCTS, INC. STATEMENTS OF STOCKHOLDERS EQUITY (DEFICIT)
	Common Stock		Additional	Stock
	Shares	Amount	Paid in Capital	Subscription Receivable	Accumulated Deficit	Total
Balance, December 31, 2011	15,021,150	$15,021	$2,271,751	$(147,000)	$(2,461,976)	$(322,204)
Cash received on subscription	-	-	-	147,000	-	147,000
Stock issued for cash	1,317,276	1,317	465,183	-	-	466,500
Stock issued for services	188,300	190	65,061	-	-	65,251
Interest on officer loans	-	-	602	-	-	602
Net Loss for the year ended December 31, 2012	-	-	-	-	(867,143)	(867,143)
Balance, December 31, 2012	16,526,726	16,528	2,802,597	-	(3,329,119)	(509,994)
Stock issued for cash	2,183,777	2,184	600,816	-	-	603,000
Stock issued for services & accrued rent	800,180	800	356,801	-	-	357,601
Stock issued for accrued compensation	250,000	250	86,543	-	-	86,793
Forgiveness of related party debt	-	-	539,000	-	-	539,000
Contributed services	-	-	32,964	-	-	32,964
Interest on officer loans	-	-	755	-	-	755
Net Loss for the year ended December 31, 2013	-	-	-	-	(1,363,986)	(1,363,986)
Balance, December 31, 2013	19,760,683	$19,762	$4,419,476	$-	$(4,693,105)	$(253,867)
The accompanying notes are an integral part of these financial statements.

INSYNERGY PRODUCTS, INC. STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2013	2012
CASH FLOW FROM OPERATING ACTIVITES:
Net Loss for the Year	$(1,363,986)	$(867,143)
Adjustments to reconcile net loss to net cash used by operating activities:
Shares issued for services and rent	295,647	65,251
Depreciation	33,928	20,421
Contributed services	32,964	-
Gain on extinguishment of debt	(121,238)	15,777
Loss on disposal of fixed assets	35,259	-
Inventory impairment	60,316	-
Interest expense on shareholder loan	755	602
Changes in Operating Assets and Liabilities:
(Increase) / decrease in prepaids	33,809	(44,805)
(Increase) / decrease in inventory	34,527	(120,573)
Increase in accounts payable	40,116	30,205
Increase in accrued expenses	124,183	373,044
Increase in interest payable	7,563	6,450
Net Cash (Used) in Operating Activities	(786,157)	(520,771)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(52,858)	(74,150)
Net Cash Used by Investing Activities	(52,858)	(74,150)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of stock	603,000	613,500
Officer advances	70,000	-
Repayment of officer advance	(37,500)	-
Payments on loan from shareholders	(5,470)	-
Proceeds from notes payable	472,742	34,072
Payments on notes payable	(323,219)	(23,784)
Net Cash Provided by Financing Activities	779,553	623,788
Net Increase (decrease) in Cash	(59,462)	28,867
Cash at Beginning of Period	67,860	38,993
Cash at End of Period	8,398	67,860
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$728	$601
Franchise and income taxes	$301	$1,600
Supplemental disclosure of non-cash activities:
Forgiveness of related party debt	$539,000	$-
Stock issued for accrued rent	$30,000	$-
Stock issued for prepaid rent	$19,260	$-

The accompanying notes are an integral part of these financial statements.

INSYNERGY PRODUCTS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Insynergy Products, Inc. (formerly Insynergy, Inc.) (the "Company") was incorporated in the State of Nevada on January 26, 2010 to engage in Direct Response marketing that has the ability to take a product from the drawing board to the ultimate consumer via sales through television and/or retail. Direct Response marketing is a booming $300 billion per year business that has evolved during the past two decades from an entrepreneurial industry to one that now encompasses the marketing efforts of a vast majority of Fortune 500 companies.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company's system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial  statements  which  present  fairly  the financial  condition,  results  of  operations  and  cash  flows  of  the Company for the respective periods being presented.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Significant estimates include the estimated useful lives of property and equipment.  Actual results could differ from those estimates.

Cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements.  To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1: Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2: Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3: Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses and accrued expenses approximate their fair value because of the short maturity of those instruments.  The Company’s notes payable approximate the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at December 31, 2013.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis.

Fixed Assets

Fixed assets are carried at the lower of cost or net realizable value. All fixed assets with a cost of $2,000 or greater are capitalized. Major betterments that extend the useful lives of assets are also capitalized. Normal maintenance and repairs are charged to expense as incurred. When assets are sold or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in operations.

Depreciation is computed using the straight-line method over the following estimated useful lives:

Equipment                       3 years

Furniture and fixtures       3 years

Impairment of long-lived assets

The Company follows paragraph 360-10-05-4 of the FASB Accounting Standards Codification for its long-lived assets. The Company’s long-lived assets, which includes computer equipment is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets.  Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.  If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

Commitments and contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Revenue recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company will recognize revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Income taxes

The Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income and Comprehensive Income in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”) with regards to uncertainty income taxes.  Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.  The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Net income (loss) per common share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.  Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period.  The weighted average number of common shares outstanding and potentially outstanding common shares assumes that the Company incorporated as of the beginning of the first period presented.

There were no potentially dilutive shares outstanding as of December 31, 2013 and 2012.

Advertising Costs

The Company expenses the cost of advertising and promotional materials when incurred. For the years ended December 31, 2013 and 2012 advertising costs were $261,661 and $51,226, respectively.

Reclassifications

Certain reclassifications have been made to the prior year financial information to conform to the presentation used in the financial statements for the year ended December 31, 2013.

Recently issued accounting pronouncements

In July 2013, the FASB issued Accounting Standards Update 2013-11 Income Taxes (Topic 740) Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carry-forward, a Similar Tax Loss, or a Tax Credit Carry-forward Exists. An unrecognized tax benefit, or a portion of an unrecognized tax benefit, should be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carry-forward, a similar tax loss or a tax credit carry-forward, except as follows. To the extent a net operating loss carry-forward, a similar tax loss or a tax credit carry-forward is not available at the reporting date under the tax law of the applicable jurisdiction to settle any additional income taxes that would result from the disallowance of a tax position or the tax law of the applicable jurisdiction does not require the entity to use, and the entity does not intend to use the deferred tax asset for such purpose, the unrecognized tax benefit should be presented in the financial statements as a liability and should not be combined with deferred tax assets. The assessment of whether a deferred tax asset is available is based on the unrecognized tax benefit and deferred tax asset that exist at the reporting date and should be made presuming disallowance of the tax position at the reporting date. This Update applies to all entities that have unrecognized tax benefits when a net operating loss carry-forward, a similar tax loss, or a tax credit carry-forward exists at the reporting date. The amendments in this Update are effective for fiscal years, and interim periods within those years, beginning after December 15, 2013.

In January 2013, the FASB issued ASU No. 2013-01, Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities , which clarifies which instruments and transactions are subject to the offsetting disclosure requirements originally established by ASU 2011-11. The new ASU addresses preparer concerns that the scope of the disclosure requirements under ASU 2011-11 was overly broad and imposed unintended costs that were not commensurate with estimated benefits to financial statement users. In choosing to narrow the scope of the offsetting disclosures, the Board determined that it could make them more operable and cost effective for preparers while still giving financial statement users sufficient information to analyze the most significant presentation differences between financial statements prepared in accordance with U.S. GAAP and those prepared under IFRSs. Like ASU 2011-11, the amendments in this update will be effective for fiscal periods beginning on, or after January 1, 2013. The adoption of ASU 2013-01 is not expected to have a material impact on our financial position or results of operations.

The Company has implemented all new accounting pronouncements that are in effect.  These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – GOING CONCERN

As reflected in the accompanying financial statements, the Company has an accumulated deficit of $4,693,105 at December 31, 2013, had a net loss of $1,363,986 and net cash used in operating activities of $786,157 for year ended December 31, 2013. This raises substantial doubt about the Company’s ability to continue as a going concern.

While the Company is attempting to increase operations and revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations.  Management intends to raise additional funds by way of debt and equity financing.  Management believes that the actions presently being taken to further implement its business plan and generate increased revenues provide the opportunity for the Company to continue as a going concern.  While the Company believes in the viability of its strategy to generate increased revenues and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate increased revenues.

The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – INVENTORY

As of December 31, 2013 and 2012, the Company has $25,730 and $120,573, respectively of finished goods inventory. Inventory is carried at the lower of cost or market.

During the year ended December 31, 2013 the Company determined that it was in its best interest to no longer pursue the marketing and production of two of its initial products, The Kruncher and the Xsize sandal. As of December 31, 2013, the Company sold the remaining inventory of The Kruncher for $14,717 below cost. In addition, the Company impaired the

NOTE 5 – PROPERTY AND EQUIPMENT

Furniture fixtures and equipment, stated at cost, less accumulated depreciation at December 31 consisted of the following:

	December 31, 2013	December 31, 2012
Furniture Fixtures & Equipment	$104,165	$109,186
Leasehold improvements	12,230	5,000
Less: accumulated depreciation	(43,799)	(25,262)
Fixed assets, net	$72,596	$88,924

During the year ended December 31, 2013 the Company determined that it was in its best interest to no longer pursue the marketing and production the Xsize sandal. Consequently the molds and tools used for the manufacturing of this product are of no future use to the Company and were returned to the distributer. The write off of the assets resulted in a $35,259 loss on disposal.

Depreciation expense

Depreciation expense for the years ended December 31, 2013 and 2012 was $33,928 and $20,421, respectively.

NOTE 6 – NOTES PAYABLE

The Company has two non-collateral notes payable outstanding, that bear simple interest at 6% per annum. The first note is dated April 5, 2011 and is for $10,000. The second note is dated September 1, 2011 and is for $7,500.  The notes principle and interest are due three years from the date of issuance. As of December 31, 2013 total accrued interest on the notes is $2,715.

On June 12, 2013, a third non-collateral notes payable dated February 3, 2010 for $90,000, plus $18,000 of accrued interest was forgiven by the note holder. As a result the Company has recorded a $108,000 gain on forgiveness of debt.

During the year ended December 31, 2013, an individual advanced the Company $97,500 for a short term loan. The loan accrues interest at 6% and is due on demand. As of December 31, 2013 total accrued interest on the loan is $3,863.

During the year ended December 31, 2013, an individual advanced the Company $50,000 for a short term loan. The loan accrues interest at 6% and is due on demand. As of December 31, 2013 total accrued interest on the loan is $386.

During the year ended December 31, 2013, an individual advanced the Company $276,257 for a short term loan. The loan accrued interest at 6% and was due on demand. As of December 31, 2013 all principle and interest on the loan was repaid in full.

As of December 31, 2013, the Company owed an individual $4,942. The loan accrues interest at 6% and is due on demand. The interest expense is recorded as additional paid in capital.

The Company also has financing loans for its product liability and Director and Officer Insurance.  As of December 31, 2013 and December 31, 2012 the loans have a balance of $7,369 and $31,140, respectively, they bear interest at 7.75% and are due within one year.

The five year maturity of these loans is as follows:

Year ended December 31, 2013	$177,311
2014	-
Total Notes Payable	177,311
Less: Current Portion	177,311
Long Term Portion	$-

NOTE 7 – COMMITMENTS & CONTIGENCIES

Operating Lease

The Company currently occupies office space at 4705 Laurel Canyon Boulevard in Studio City, California. The Company signed a three year, three month lease starting December 1, 2011. Current lease payments are $6,541.  The lease required a deposit of $10,610 which was paid on November 1, 2011.

During the quarter ended March 31, 2013, management negotiated a settlement with the lease holder to satisfy all past due and future lease payments through June 30, 2013. The terms of the agreement allowed for the Company to issue the lease holder 100,980 shares of common stock at $0.50 per share. The issuance of the stock relieved the Company of all past due amounts and paid its rent through June 30, 2013, which resulted in a gain on extinguishment of debt of $7,930.

During the quarter ended June 30, 2013, management agreed to issue the lease holder 64,200 shares of common stock at $0.30 per share in order to pay for the lease payments from July 1, 2013 through September 30, 2013.

Year	Amount
2014	$78,492
2015	13,082
$78,492

NOTE 8 – RELATED PARTY TRANSACTIONS

Loans from Shareholders

During the year ended December 31, 2013 the Company repaid the loan in full. For the period end December 31, 2013 and December 31, 2012 the Company recognized $52 and $328, respectively, of interest expense on the loan. The expense was recorded as additional paid in capital.

On or about June 7, 2013, two of the three officers of the Company agreed to forgive all of their accrued compensation. As a result the Company recorded $539,000 to additional paid in capital. Additionally accrued compensation of $32,964 was forgiven by these officers as of June 30, 2013.

In April 2013, the Company issued 250,000 shares of common stock to an officer, for accrued stock compensation, as required per the terms of the officer’s employment agreement and the Board Resolution dated April 2, 2012. Fair market value for the shares was determined by taking the average share price for each cash-for-stock purchase in the applicable period of accrual. The price ranged from $0.34 to $0.50 for a total expense of $86,793.

During the fourth quarter of 2013 an officer advanced the Company $70,000, $32,500 of which was repaid as of December 31, 2013. The Company recognized $406 of interest expense on the loan. The expense was recorded as additional paid in capital.

NOTE 9 – STOCKHOLDERS’ EQUITY (DEFICIT)

During the year ended of December 31, 2013, the Company issued 2,183,777 common shares for total cash proceeds of $603,000.

During the year ended December 31, 2013, the Company issued 500,000 shares of common stock for services. The shares were valued at $0.50 per share for a total expense of $250,000. Fair market value for the shares was determined by taking the average share price for each cash-for-stock purchase in the period.

During the year ended December 31, 2013, the Company issued 165,180 shares of common stock for accrued rent and current period rent expense (see Note 7).

During the year ended December 31, 2013, the Company issued 135,000 shares of common stock for services. The shares were valued at $0.28 per share for a total expense of $37,850, $12,685 of which was booked to prepaid expense for marketing services. Fair market value for the shares was determined by taking the average share price for each cash-for-stock purchase in the period.

NOTE 10 – INCOME TAX

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net deferred tax assets consist of the following components as of December 31:

	2013	2012
Deferred Tax Assets:
NOL Carryover	$964,700	$298,300
Related party accrual	-	2, 100
Depreciation	2,600	200
Payroll accrual	40,100	213,300
Deferred tax liabilities:
Less valuation allowance	(1,007,400)	(513,900)
Net deferred tax assets	$-	$-

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income from continuing operations for the period ended December 31, due to the following:

	2013	2012
Book Income (loss)	$(532,000)	$(338,200)
Meals and entertainment	4,900	2,800
Depreciation	1,800	500
Other nondeductible expenses	34,500	37,400
Related party accruals	(2,100)	-
Accrued payroll	(173,200)	109,900
Valuation allowance	666,100	187,600
	$-	$-

At December 31, 2013, the Company had net operating loss carry forwards of approximately $2,473,000 that may be offset against future taxable income from the year 2012 to 2032. No tax benefit has been reported in the December 31, 2013 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal Income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

NOTE 11 – SUBSEQUENT EVENTS

Management has evaluated subsequent events pursuant to the requirements of ASC Topic 855 and has determined that no material subsequent events exist other than noted below.

Subsequent to the year ended December 31, 2013 the Company approved the issuance of a Stock Option to Full Service Marketing. The option is for the purchase of 1,000,000 common shares at an option price of $0.27 with a term of three years.

INSYNERGY PRODUCTS, INC. BALANCE SHEETS

	September 30, 2014	December 31, 2013
ASSETS	(unaudited)
Current Assets:
Cash	$855	$8,398
Inventory	129,764	25,730
Prepaid consulting	65,295	-
Prepaid and other expenses	294,447	71,362
Total Current Assets	490,361	105,490

Deposit	10,610	10,610
Deferred stock option compensation	87,060	-
Property and equipment, net	103,074	72,596
Total Assets	$691,105	$188,696

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$122,545	$122,863
Other payable and accruals	150,070	10,593
Accrued compensation	86,903	92,332
Due to an officer	10,000	32,500
Notes payable	331,194	177,311
Accrued interest	16,953	6,964
Total Current Liabilities	717,665	442,563
Note payable – non current	10,000	-
Total Liabilities	727,665	442,563
Stockholders' Equity (Deficit):
Common stock par value $.001 300,000,000 shares authorized, 21,615,698 and 19,760,683 shares, issued, respectively	21,618	19,762
Additional paid in capital	5,426,636	4,419,476
Retained deficit	(5,484,814)	(4,693,105)
Total Stockholders' Equity (Deficit)	(36,560)	(253,867)
Total Liabilities and Stockholders' Equity (Deficit)	$691,105	$188,696

The accompanying notes are an integral part of these financial statements.

INSYNERGY PRODUCTS, INC. STATEMENTS OF OPERATIONS (unaudited)

	For the Nine Months Ended September 30,		For the Three Months Ended September 30,
	2014	2013	2014	2013
Revenues	$7,877	$23,421	$4,662	$9,613
Costs of goods sold	3,584	53,655	664	36,213
Gross margin	4,293	(30,234)	3,998	(26,600)

Operating Expenses:
Compensation expense	165,644	216,207	39,561	68,707
Advertising and promotion	77,263	205,966	10,171	136,581
Professional fees	54,434	312,420	23,025	19,415
General and administrative	483,995	380,013	305,525	122,842
Total operating expenses	781,336	1,114,606	378,282	347,545

Loss from operations	(777,043)	(1,144,840)	(374,284)	(374,145)

Other Income (Expense):
Interest expense	(14,666)	(7,754)	(5,214)	(3,088)
Loss on disposal of assets	-	(35,259)	-	(35,259)
Other income	-	2,600	-	2,600
Gain on extinguishment of debt	-	120,862	-	-
Total other income (expense)	(14,666)	80,449	(5,214)	(35,747)

Net Loss	$(791,709)	$(1,064,391)	$(379,498)	$(409,892)

Loss per Share, Basic & Diluted	$(0.04)	$(0.06)	$(0.02)	$(0.02)
Weighted Average Shares Outstanding	20,501,232	17,470,863	21,783,591	18,279,971
The accompanying notes are an integral part of these financial statements.

INSYNERGY PRODUCTS, INC. STATEMENTS OF CASH FLOWS (unaudited)
	For the Nine Months Ended September 30,
	2014	2013
CASH FLOW FROM OPERATING ACTIVITES:
Net Loss for the Period	$(791,709)	$(1,064,391)
Adjustments to reconcile net loss to net cash used by operating activities:
Shares issued for services and rent	207,300	287,682
Stock option expense	43,530	-
Depreciation	29,476	25,843
Gain on extinguishment of debt	-	(120,862)
Loss on disposal of assets	-	35,259
Inventory impairment	-	45,397
Contributed services	-	32,963
Interest expense on shareholder loan	1,423	275
Changes in Operating Assets and Liabilities:
(Increase) / decrease in prepaids & other assets	(25,006)	25,924
Decrease / (increase) in inventory	(104,034)	60,257
Increase accounts payable	(318)	10,109
Increase in accrued expenses	187,623	2,373
Increase in accrued interest	10,848	6,851
Increase in accrued salary	96,395	130,383
Net Cash Used in Operating Activities	(344,472)	(521,937)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(59,954)	(40,457)
Net Cash Used by Investing Activities	(59,954)	(40,457)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of stock	75,000	228,000
Officer advances	10,400	-
Repayment of officer advance	(32,900)	-
Payments on loan from shareholders	-	(5,470)
Proceeds from notes payable	376,847	412,742
Payments on notes payable	(32,464)	(123,196)
Net Cash Provided by Financing Activities	396,883	512,076
Net Increase (decrease) in Cash	(7,543)	(50,318)
Cash at Beginning of Period	8,398	67,860
Cash at End of Period	$855	$17,542
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$107	$-
Franchise and Income Taxes	$-	$-
Supplemental disclosure of non-cash activities:
Issuance of stock options	$195,885	$-
Stock issued for conversion of debt	$181,359	$-
Stock issued for accrued and prepaid rent	$127,938	$49,260
Forgiveness of related party debt	$149,970	$539,000

The accompanying notes are an integral part of these financial statements.

INSYNERGY PRODUCTS, INC.

NOTES TO FINANCIAL STATEMENTS

September 30, 2014

(Unaudited)

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Insynergy Products, Inc. (formerly Insynergy, Inc.) (the "Company") was incorporated in the State of Nevada on January 26, 2010 to engage in Direct Response marketing that has the ability to take a product from the drawing board to the ultimate consumer via sales through television and/or retail. Direct Response marketing is a booming $300 billion per year business that has evolved during the past two decades from an entrepreneurial industry to one that now encompasses the marketing efforts of a vast majority of Fortune 500 companies.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. These financial statements should be read in conjunction with the audited financial statements and footnotes for the year ended December 31, 2013 included on the Company’s Form 10-K. The results of the nine months ended September 30, 2014 are not necessarily indicative of the results to be expected for the full year ending December 31, 2014.

Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company's system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial  statements which present  fairly  the  financial  condition,  results  of  operations  and  cash  flows  of  the Company for the respective periods being presented.

Reclassifications

Certain reclassifications have been made to the prior year financial information to conform to the presentation used in the financial statements for the nine months ended September 30, 2014.

Subsequent events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued. Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company, as a public reporting company, considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently issued accounting pronouncements

In July 2013, the FASB issued Accounting Standards Update 2013-11 Income Taxes (Topic 740) Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carry-forward, a Similar Tax Loss, or a Tax Credit Carry-forward Exists. An unrecognized tax benefit, or a portion of an unrecognized tax benefit, should be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carry-forward, a similar tax loss or a tax credit carry-forward, except as follows. To the extent a net operating loss carry-forward, a similar tax loss or a tax credit carry-forward is not available at the reporting date under the tax law of the applicable jurisdiction to settle any additional income taxes that would result from the disallowance of a tax position or the tax law of the applicable jurisdiction does not require the entity to use, and the entity does not intend to use the deferred tax asset for such purpose, the unrecognized tax benefit should be presented in the financial statements as a liability and should not be combined with deferred tax assets. The assessment of whether a deferred tax asset is available is based on the unrecognized tax benefit and deferred tax asset that exist at the reporting date and should be made presuming disallowance of the tax position at the reporting date. This Update applies to all entities that have unrecognized tax benefits when a net operating loss carry-forward, a similar tax loss, or a tax credit carry-forward exists at the reporting date. The amendments in this Update are effective for fiscal years, and interim periods within those years, beginning after December 15, 2013.

The Company has implemented all new accounting pronouncements that are in effect.  These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – GOING CONCERN

As reflected in the accompanying financial statements, the Company has an accumulated deficit as of September 30, 2014 of $5,484,814, a working capital deficit of $227,304 and incurred a net loss of $791,709 for the nine months ended September 30, 2014.

While the Company is attempting to increase operations and revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations.  Management intends to raise additional funds by way of debt and equity financing.  Management believes that the actions presently being taken to further implement its business plan and generate increased revenues provide the opportunity for the Company to continue as a going concern.  While the Company believes in the viability of its strategy to generate increased revenues and in its ability to raise additional funds, there can be no assurances to that effect.  Accordingly there is substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate increased revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – INVENTORY

As of September 30, 2014 and December 31, 2013, the Company has $124,764 and $25,730, respectively, of finished goods inventory. As of September 30, 2014 there was also $5,000 of work in process.

During the year ended December 31, 2013 the Company determined that it was in its best interest to no longer pursue the marketing and production of two of its initial products, The Kruncher and the Xsize sandal. As of December 31, 2013, the Company sold the remaining inventory of The Kruncher for $14,717 below cost. In addition, the Company impaired the remaining $34,140 of inventory of the Xsize sandal to cost of goods.

NOTE 5 – PROPERTY AND EQUIPMENT

Furniture fixtures and equipment, stated at cost, less accumulated depreciation consisted of the following:

	September 30, 2014	December 31, 2013
Furniture Fixtures & Equipment	$164,120	$104,165
Leasehold improvements	12,230	12,230
Less: accumulated depreciation	(73,276)	(43,799)
Fixed assets, net	$103,074	$72,596

During the year ended December 31, 2013 the Company determined that it was in its best interest to no longer pursue the marketing and production the Xsize sandal. Consequently the molds and tools used for the manufacturing of this product are of no future use to the Company and were returned to the distributer. The write off of the assets resulted in a $35,259 loss on disposal.

Depreciation expense

Depreciation expense for the nine months ended September 30, 2014 and 2013 was $29,476 and $19,395, respectively.

NOTE 6 – NOTES PAYABLE

The Company has two non-collateral notes payable outstanding, that bear simple interest at 6% per annum. The first note is dated April 5, 2011, is for $10,000 and is due April 4, 2017. The second note is dated September 1, 2011 and is for $7,500. The notes’ principal and interest are due three years from the date of issuance. As of September 30, 2014 total accrued interest on the notes is $3,520.

As of September 30, 2014, a shareholder advanced the Company a total of $98,900 for a short term loan. The loan accrues interest at 6% and is due on demand. As of September 30, 2014 total accrued interest on the loan is $8,260.

As of September 30, 2014, a shareholder advanced the Company a total of $85,000 for a short term loan. The loan accrues interest at 6% and is due on demand. As of September 30, 2014 total accrued interest on the loan is $4,166.

As of September 30, 2014, the Company owed an individual $4,942. The loan accrues interest at 6% and is due on demand. The interest expense is recorded as additional paid in capital.

During the period ended September 30, 2014, the Company executed multiple promissory notes with Mr. Kenneth Tran for total proceeds of $203,500. The loans are uncollateralized, bear interest at 3% and mature in six months. On June 16, 2014 the Company converted $180,500 of principal and $859 of interest into 850,000 shares of common stock. As of September 30, 2014 total accrued interest on the remaining note dated June 18, 2014 for $23,000 was $374. During the third quarter two new loans were made to the Company for a total of $89,000. As of September 30, 2014 accrued interest on these two loans is $632. Subsequent to September 30, 2014, all loans were converted into shares of common stock.

The Company also has financing loans for its product liability and Director and Officer Insurance. As of September 30, 2014 and December 31, 2013 the loans have a balance of $22,852 and $7,369, respectively, they bear interest at 5.99% and 6.7% and are due within one year.

NOTE 7 – COMMITMENTS & CONTIGENCIES

Operating Lease

The Company currently occupies office space at 4705 Laurel Canyon Boulevard in Studio City, California. The Company signed a three year, three month lease starting December 1, 2011 for $5,000 per month. The lease required a deposit of $10,610 which was paid on November 1, 2011.

During the quarter ended March 31, 2013, management negotiated a settlement with the lease holder to satisfy all past due and future lease payments through June 30, 2013. The terms of the agreement allowed for the Company to issue the lease holder 100,980 shares of common stock at $0.50 per share. The issuance of the stock relieved the Company of all past due amounts and paid its rent through June 30, 2013, which resulted in a gain on extinguishment of debt of $7,930.

During the quarter ended June 30, 2013, management agreed to issue the lease holder 64,200 shares of common stock at $0.30 per share in order to pay for the lease payments from July 1, 2013 through September 30, 2013.

Investment Agreement

On July 9, 2014, the Board of Directors approved an investment arrangement with an individual. Per the terms of the agreement the investor has transferred $150,000 to the Company for which he is now entitled to the following. $1 per Spidercore unit sold through all retail outlets including online and retail shopping shows until the investment is paid back in full. Once the original investment is recouped the investor shall then receive a 2% royalty in perpetuity on all future retail sales of the Spidercore product.

NOTE 8 – RELATED PARTY TRANSACTIONS

Loans from Shareholders

As of December 31, 2013 the Company owed an officer $32,500. During the nine months ended September 30, 2014, the officer advanced the Company an additional $10,400 and was repaid $32,900. The Company has recognized $1,128 of interest expense on the loan for the nine months ended September 30, 2014. The expense was recorded as additional paid in capital.

On September 30, 2014, the two officers of the Company agreed to forgive all of their accrued compensation. As a result the Company recorded $149,970 to additional paid in capital.

NOTE 9 – STOCK OPTIONS

On January 29, 2014, the Company authorized the issuance of 1,000,000 stock options to one of its service providers. The aggregate fair value of the options totaled $195,885 based on the Black Scholes Merton pricing model using the following estimates: exercise price of $0.27, 0.71% risk free rate, 125% volatility and expected life of the options of 3 years. The Company has booked the $195,885 to additional paid in capital and a deferred expense account, to be amortized over the term of the options. For the nine months ended September 30, 2014, $43,530 has been amortized to expense.

A summary of the status of the Company’s outstanding stock options and changes during the periods is presented below:

	Shares available to purchase with options	Weighted Average Price	Weighted Average Fair Value

Outstanding, December 31, 2013	-	$-	$-

Issued	1,000,000	0.27	0.20
Exercised	-	-	-
Forfeited	-	-	-
Expired	-	-	-
Outstanding, September 30, 2014	1,000,000	$0.27	$0.20

Exercisable, September 30, 2014	1,000,000	$0.27	$0.20

Range of Exercise Prices	Number Outstanding at 9/30/14	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price
$0.27	1,000,000	2.3 years	$0.20

NOTE 10 – COMMON STOCK

On May 9, 2014, the Company issued 62,500 shares of common stock for services. The shares were valued at $0.26 for a total non-cash expense of $16,313, $11,702 of which was booked to prepaid expense for marketing services. The fair market value for the shares was determined by taking the average share price for each cash-for-stock purchase and the conversion of debt transaction in the period.

On June 16, 2014 the Company converted $180,500 of principal and $859 of interest into 850,000 shares of common stock.

On August 29, 2014, the Company cancelled 380,000 shares of common stock, that had been issued in a prior period for services, for non-performance of the agreed upon services.

On September 10, 2014, the Company sold 135,140 shares of common stock to an investor for cash proceeds of $50,000.

On September 15, 2014, the Company sold 75,758 shares of common stock to an investor for cash proceeds of $25,000.

On September 30, 2014, the Company issued 1,111,617 shares of common stock for services. The shares were valued at $0.35 for a total non-cash expense of $389,066, $194,533 of which was booked to prepaid expense for consulting services. The fair market value for the shares was determined by taking the average share price for each cash-for-stock purchase in the period. The compensation stock shall be non-dilutable for a period of twenty four (24) months following the end of the term of the agreement.

NOTE 11 – SUBSEQUENT EVENTS

On October 8, 2014, the Company executed a promissory note with an investor for an additional $50,000, The Company then converted this loan, in addition to the $112,000 in loans already outstanding into 980,000 shares of common stock.

On October 20, 2014, the Company executed a promissory note with an investor for $69,000. The note bears interest at 3% and matures in six months. This loan was converted into 363,158 shares of common stock.

On October 15, 2014, the Company sold 10,000 shares of common stock for cash proceeds of $3,000.

On October 15, 2014, the Company’s Board of Directors approved the issuance of 37,000 shares of common stock to a third party in order to extend, for one year, its agreement for a product.

Management has evaluated subsequent events pursuant to the requirements of ASC Topic 855 and has determined that no material subsequent events exist other than noted above.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.   NDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Bylaws include an indemnification provision under which we have agreed to indemnify our directors and officers from and against certain claims arising from or related to future acts or omissions as a director or officer of the Company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 15.   RECENT SALES OF UNREGISTERED SECURITIES

Since inception on Jan. 26, 2010, the Company has had the following unregistered sales of its securities, in each case in reliance on the exemption from registration provided by section 4(2) of the Securities Act of 1933.

A.

A total of 1,030,750 shares were issued to a total of 26 sophisticated investors for cash, at prices per share of between $0. 33 and $0.40, for a total of $ 412,500, between September 20, 2011 and January 25, 2012, in private placement transactions relying on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and all shares were issued with a restrictive legend.

B.

A total of 13,871,150 shares were issued to a total of 83 sophisticated investors in exchange for services rendered to the Company between March 1, 2011 and January 25, 2012, and the Company recognized consulting and services expenses in the aggregate amount of $ 1,801,027, in connection with such issuances of shares for services.  Of the total aggregate expense, $9,344 resulted from the issuance of 9,343,820 shares to founding officers at par and the remaining $ 1,791,683 expense resulted from 4,527,330 shares issued at an average of $.39 per share. The 4,527,330 shares issues were for the services provided in the areas of marketing, product and packaging design, research and development, legal, accounting and endorsements.  Not one of these sophisticated investors is in the business of raising money for investment activities and therefore are not promoters.  The Company canceled 700,000 shares issued for services after the September 30, 2011 financial statements. The cancelation of shares have been accounted for in all areas of this registration statement. All shares were privately issued with a restrictive legend, in reliance on the. Exemption from registration provided by Section 4(2) of the Securities Act of 1933.

C.

A total of 188,300 shares were issued from June 1, 2012 through December 31, 2012 for total expense of $59,003. Fair market value for the shares was determined by taking the average share price for each cash-for-stock purchase in the period and ranged from $0.34 to $0.37. All shares were privately issued with a restrictive legend, in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

D.

During the third quarter of 2012, a total of 1,236,526 shares were issued to investors for total proceeds of $436,000. All shares were privately issued with a restrictive legend, in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

E.

On or about March 31, 2013, the Company issued 6,000 common shares for total cash proceeds of $3,000.

F.

During the quarter ended March 31, 2013, the Company issued 500,000 shares of common stock for services. The shares were valued at $0.50 per share for a total expense of $250,000. Fair market value for the shares was determined by taking the average share price for each cash-for-stock purchase in the period.

G.

During the quarter ended March 31, 2013, the Company issued 100,980 shares of common stock for accrued rent, current period rent expense and prepaid rent. The total agreed upon value for the shares is $50,490.

H.

On April 2, 2013, the Company issued 250,000 shares to one of the Company's employees per Board resolution on April 2, 2012 for a total agreed upon value of $50,000.

I.

On May 9, 2013, the Company issued 62,500 shares to Full Service Marketing in exchange for sales and marketing services rendered.  The total agreed upon value for the shares is $31,250.

J.

On May 31, 2013 the Company issued 400,000 shares of common stock to Gary Margolis for $100,000.  All shares were privately issued with a restrictive legend, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933.

K.

On June 28, 2013 the Company issued 64,200 shares of common stock to Bershin Properties I, LLC in consideration for rental expense valued at $19,260. All shares were privately issued with a restrictive legend, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933.

L.

On July 24, 2013 the Company issued 500,000 shares of common stock to Bob S. Safai for $125,000.  All shares were privately issued with a restrictive legend, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933.

M.

On October 16, 2013 the Company issued 1,000,000 shares of common stock to Paul Bershin for $300,000. All shares were privately issued with a restrictive legend, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933.

N.

On October 23, 2013 the Company issued 10,000 shares of common stock to Super People, Inc. in consideration for marketing services valued at $2,850.  All shares were privately issued with a restrictive legend, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933.

O.

On November 9, 2013 the Company issued 62,500 Full Service Marketing for marketing services valued at $17,813.  All shares were privately issued with a restrictive legend, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933.

P.

On December 26, 2013 the Company issued 277,777 shares of common stock to Richard Sweeney for $75,000. All shares were privately issued with a restrictive legend, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933.

Q.

On May 9, 2014, the Company issued 62,500 shares of common stock to Full Service Marketing for services. The shares were valued at $0.26 for a total non-cash expense of $16,313.  All shares were privately issued with a restrictive legend, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933.

R.

On June 16, 2014 the Company issued 850,000 shares of common stock to Kenneth Tran, in conversion of $180,500 of principal and $859 of interest.  All shares were privately issued with a restrictive legend, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933.

S.

On July 1, 2014, the Board of Directors approved a consulting agreement with Namfrod Enterprises, for consulting services. The terms of the agreement required the Company to issue 1,111,617 shares of common stock as compensation for the agreed upon services. The shares were valued at $0.35 for a total non-cash expense of $389,066.  All shares were privately issued with a restrictive legend, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933.

T.

On July 10, 2014, the Company sold 135,140 shares of common stock to Steven Chao for total cash proceeds of $50,000.  All shares were privately issued with a restrictive legend, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933.

U.

On September 15, 2014, the Company sold 75,758 shares of common stock to Ron Ellison , for total cash proceeds of $25,000.  All shares were privately issued with a restrictive legend, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933.

V.

On October 8, 2014, the Company converted debt of $162,000 due to Kenneth Tran by issuing 980,000 shares of common stock to MMM Industries LLC per Mr. Tran’s instructions. All shares were privately issued with a restrictive legend, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933.

W.

On October 15, 2014, the Company sold 10,000 shares of common stock to Jessie Aquilar for cash proceeds of $3,000.  All shares were privately issued with a restrictive legend, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933.

X.

On October 15, 2014, the Company’s Board of Directors approved the issuance of 37,000 shares of common stock to a iCore Health in order to extend, for one year, its agreement for Spidicore.  All shares will be privately issued with a restrictive legend, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933.

Y.

On October 20, 2014, the Company converted debt of $69,000 by issuing 363,158 shares of common stock to Kenneth Tran.  All shares were privately issued with a restrictive legend, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933.

Z.

On November 19, 2014, the Company sold 37,037 shares of a common stock to one individual for total proceeds of $10,000.   On the same date, the Company converted debt of $35,992 by issuing 337,000 shares of common stock to Kenneth Tran.  All shares were privately issued with a restrictive legend, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933.

In instances described above where we issued securities in reliance upon Section 4(2) under, the Securities Act, our reliance was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the sale of the stock took place directly between the offeree and us, (f) the offeree in each cash was sophisticated, able to bear the risks of investment, and able to fend for himself; (g) all shares were taken for investment and not with a view to distribution, and appropriate legends were placed on all share certificates,(h) in each case the Company has a significant and long lasting relationship with the investor prior to issuance.

ITEM 16.       EXHIBITS

EXHIBIT NO.	DESCRIPTION
3.0	Articles of Incorporation (1)
3.1	Amendment to Articles of Incorporation to Change Name (2)
3.2	Bylaws (1)
5.1	Opinion of Legal Counsel, Donald G Davis, of Davis & Associate (3)
10.0	Commercial Lease Agreement by and between Insynergy Products Inc. (formerly Insynergy, Inc.) and Bershin Properties I, LLC (1)
10.1	Agreement re Telephone Call Center, by and between Insynergy Products Inc. (formerly Insynergy, Inc.) and Ignite Media Solutions (1)
10.2	Agreement re Fulfillment, by and between Insynergy Products Inc. (formerly Insynergy, Inc.) and Moulton Logistics (1)
10.3	License Agreement for Meister Management, Inc. and Insynergy Products Inc. (formerly Insynergy, Inc.)(1)
10.4	License Agreement for Fit, LLC (1)
10.5	Agreement re Merchant Services, by and between Insynergy Products Inc. (formerly Insynergy, Inc.) and Moneris Solutions (1)
10.6	Executive Compensation Agreement between Sanford (Sandy) Lang and Insynergy Products Inc. (formerly Insynergy, Inc.)(1)
10.7	Executive Compensation Agreement Between Martin (Marty) Goldrod and Insynergy Products Inc. (formerly Insynergy, Inc.)(1)
10.8	Engagement Letter, by and between Insynergy Products Inc. and NBN Enterprises to provide Consulting and the Services of the Law Firm of Don Davis & Associates. (1)
10.9	Promissory Note dated February 3, 2010. (2)
11.0	Promissory Note dated April 5, 2011. (2)
23.1	Consent of HJ Associates & Consultants, LLP*
23.2	Consent of Legal Counsel, Donald G Davis, Esq. (3)

(1)

Incorporated by reference to that certain Form S-1 Registration and Exhibits filed with the Securities and Exchange Commission on January 31, 2012.

(2)

Incorporated by reference to that certain Form S-1/A Registration and Exhibits filed with the Securities and Exchange Commission on April 17, 2012.

(3)

Incorporated by reference to that certain Form S-1/A Registration and Exhibits filed with the Securities and Exchange Commission on June 1, 2012.

(*)

Filed concurrently herewith.

ITEM 17.        UNDERTAKINGS

(A)  The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       (i)  To include any prospectus required by Section 10(a)(3) of the   Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment of the Registration Statement) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which  was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of  prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

       (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

      (2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and  the offering of such securities at that time shall be deemed to be the      initial bona fide offering thereof.

      (3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each   prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to the purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or  made in any such document immediately prior to such date of first use.

(B)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 14 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Studio City, California on December 12, 2014.

INSYNERGY PRODUCTS, INC.

By:

/s/ Sanford Lang

Sanford Lang, Chief Executive Officer (Principal Executive Officer), Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

DATE	SIGNATURES	TITLE
December 12, 2014	/s/ Sanford Lang	Chief Executive Officer, Principal Executive Officer, Director
By: Sanford Lang

December 12, 2014	/s/ Martin Goldrod	Principal Financial Officer, Principal Accounting Officer, Chief Operating Office, Director
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